UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12
Delcath Systems, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

566 Queensbury Avenue
Queensbury, NY 12804
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2025
To the Stockholders of Delcath Systems, Inc.:
Notice is hereby given that the 2025 Annual Meeting of Stockholders of Delcath Systems, Inc., a Delaware corporation (the “Company”), will be held virtually at 10:00 a.m. Eastern Time on May 15, 2025 (the “Annual Meeting”). There will not be an option to attend the Annual Meeting at a physical location.
At the Annual Meeting, the stockholders of the Company will be asked to consider and take action on the following proposals:
(1)to elect Gerard Michel and Gilad Aharon as a Class I directors for a term expiring at the 2028 annual meeting of the Company’s stockholders and until their successors are elected and qualified, or, if sooner, until the director’s death, resignation, retirement, disqualification or removal;
(2)to approve an amendment of the Company’s 2020 Omnibus Equity Incentive Plan to increase by 2,200,000 the number of shares of common stock, $0.01 par value per share (“Common Stock”) available thereunder;
(3)to approve an amendment of the Company’s 2021 Employee Stock Purchase Plan to increase by 300,000 the number of shares of Common Stock available thereunder;
(4)to ratify the selection, by the Audit Committee of our Board of Directors, of CBIZ CPAs (“CBIZ CPAs”), Inc. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025;
(5)to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement (“Proxy Statement”); and
(6)to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
The matters listed in this Notice are described in detail in the accompanying Proxy Statement. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Our Board of Directors fixed the close of business on March 20, 2025 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the Annual Meeting or any adjournment of our Annual Meeting. Stockholders on the Record Date will be able to attend the Annual Meeting virtually and vote your shares during the Annual Meeting by first registering at https://web.viewproxy.com/DCTH/2025 and entering the 11-digit Virtual Control Number on the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for any purposes germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices at 566 Queensbury Avenue, Queensbury, NY 12804, by contacting the Secretary of the Company.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2025 at 10:00 a.m. EASTERN TIME
This Notice, the 2025 Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any other materials concerning the Annual Meeting, together with any amendments to any of these materials, are available at https://web.viewproxy.com/DCTH/2025.
Your vote is important. You will not be able to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting virtually, please vote over the telephone or via the internet as instructed in Notice of Internet Availability of Proxy Materials or by completing, signing and returning the proxy card mailed to you as promptly as possible to ensure your representation at the Annual Meeting. To ensure that your vote will be counted, you must register at https://web.viewproxy.com/DCTH/2025 by 11:59 p.m. Eastern Time on May 12, 2025. Once registered, please cast your vote before 11:59 p.m. Eastern Time on May 14, 2025. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Stockholders who attend the Annual Meeting should follow the instructions at www.FCRvote.com/DCTH to vote online at the Annual Meeting. Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
By order of the Board of Directors,

Queensbury, New York	John R. Sylvester	Gerard Michel
April 1, 2025	Chair of the Board	Chief Executive Officer

DELCATH SYSTEMS, INC.
PROXY STATEMENT

INFORMATION ABOUT THE 2025 ANNUAL MEETING AND VOTING	1

PROPOSAL 1: ELECTION OF TWO CLASS I DIRECTORS	9

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE DELCATH SYSTEMS, INC. 2020 OMNIBUS EQUITY INCENTIVE PLAN	12

EQUITY COMPENSATION PLAN INFORMATION	19

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE DELCATH SYSTEMS, INC 2021 EMPLOYEE STOCK PURCHASE PLAN	20

PROPOSAL 4: RATIFICATION OF THE SELECTION, BY THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS, OF CBIZ CPAs P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	25

PROPOSAL 5: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT	26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27

CORPORATE GOVERNANCE AND RELATED MATTERS	29

TRANSACTIONS WITH RELATED PERSONS	33

NON-EMPLOYEE DIRECTOR COMPENSATION	35

INFORMATION ABOUT OUR EXECUTIVE OFFICERS	37

EXECUTIVE COMPENSATION	38

SUMMARY COMPENSATION TABLE	38

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END —2024	45

PAY VERSUS PERFORMANCE	46

AUDIT COMMITTEE REPORT	49

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING	50

HOUSEHOLDING OF PROXY MATERIALS	50

OTHER MATTERS	50

WHERE YOU CAN FIND MORE INFORMATION	51

APPENDIX A: DELCATH SYSTEMS, INC. 2020 OMNIBUS EQUITY INCENTIVE PLAN, AS AMENDED	A-1

APPENDIX B: DELCATH SYSTEMS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN	B-1

PROXY CARD	1

566 Queensbury Avenue,
Queensbury, NY 12804
_____________________
PROXY STATEMENT
_____________________
INFORMATION ABOUT THE 2025 ANNUAL MEETING AND VOTING
The enclosed proxy is solicited by the Board of Directors (the “Board”) of Delcath Systems, Inc. (“Delcath,” “we,” “our,” “us” or “the Company”) to be voted at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. Eastern Time on May 15, 2025 in a virtual meeting format only by registering at https://web.viewproxy.com/DCTH/2025. Registration must be received by 11:59 p.m. Eastern time on May 12, 2025. The Board knows of no matters to come before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting (or any adjournment thereof), the persons named in the proxy card as proxies will vote on such matters in their discretion in accordance with their best judgement.

Matters to be Voted on at the Annual Meeting.
At the Annual Meeting, the stockholders of the Company will be asked to consider and take action on the following proposals:
(1) to elect Gerard Michel and Gilad Aharon as Class I directors to hold office until the 2028 annual meeting of the Company’s stockholders and until their successors are elected and qualified (the “Director Election Proposal”);
(2) to approve an amendment to the Company’s 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) to increase by 2,200,000 the number of shares of common stock, $0.01 par value per share (“Common Stock”) available thereunder (the “2020 Plan Amendment Proposal”);
(3)to approve an amendment to the Company’s 2021 Employee Stock Purchase Plan to increase by 300,000 the number of shares of Common Stock available thereunder (the “ESPP Plan Proposal”);
(4) to ratify the selection, by the Audit Committee of our Board, of CBIZ CPAs as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 (the “Ratification Proposal”);
(5) to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (the “Proxy Statement” and such proposal, the “Say-on-Pay Proposal”); and
(6) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders entitled to vote.
Only stockholders of record of our Common Stock, our Series E Convertible Preferred Stock, $0.01 par value per share (the “Original Series E Preferred Stock”), our Series E-1 Convertible Preferred Stock, $0.01 par value per share (the “Series E-1 Preferred Stock” and, together with the Original Series E Preferred Stock the “Series E Preferred Stock”), our Series F-2 Convertible Preferred Stock, $0.01 par value per share (the “Series F-2 Preferred Stock”), and our Series F-4 Convertible Preferred Stock, $0.01 par value per share (the “Series F-4 Preferred Stock” and, together with the Series F-2 Preferred Stock the “Series F Preferred Stock” and together with the Series E Preferred Stock, the “Preferred Stock”) at the close of business on March 20, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, but, in the case of the Series E Preferred Stock, subject to the application of the Beneficial Ownership Limitation and, in the case of the Series F Preferred Stock, subject to the Maximum Percentage Limitation. At the close of business on the Record Date, there were 33,432,605 shares of Common Stock outstanding, 9,205 shares of our Series E Preferred Stock outstanding, 1,753 shares of our Series E-1 Preferred Stock outstanding, 1,085 shares of our Series F-2 Preferred Stock outstanding and 2,150 shares of our Series F-4 Preferred Stock outstanding. See “Number of votes” below for more information.
Common Stock: Each share of our Common Stock outstanding as of the Record Date is entitled to one vote per share on all matters properly brought before the Annual Meeting.
Series E Preferred Stock: Each share of our Series E Preferred Stock outstanding as of the Record Date has the right to vote on all matters presented to the stockholders for approval, together with the shares of Common Stock and Series F Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis, based on a conversion price of $10.00 per share and stated value of $1,000 per share, subject to the Beneficial Ownership Limitation. The voting of the Series E Preferred Stock is limited by the certificates of designation for such Series E Preferred Stock, which provide that the Company shall not affect any conversion of the Series E Preferred Stock, and a holder of Series E Preferred Stock will not have the right to convert any portion of the Series E Preferred Stock, to the extent that, after giving effect to the conversion, the holder (together with its affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) (such persons, “Attribution Parties”), would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of determining the Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by such holder and its affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock with respect to which such determination is being made, but will exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted portion of Series E Preferred Stock beneficially owned by such holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained in the certificate of designations, beneficially owned by such holder or any of its affiliates or Attribution Parties. To the extent that the Beneficial Ownership Limitation applies, the determination of whether the Series E Preferred Stock is convertible (in relation to other securities owned by such holder together with any affiliates and Attribution Parties) and of how many shares of Series E Preferred Stock are convertible is in the sole discretion of such holder. The “Beneficial Ownership Limitation” is 4.99% (or, upon written election by a holder which is delivered to the Company prior to the issuance of any shares of Series E Preferred Stock to such holder, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series E Preferred Stock held by the applicable holder. Additional Information regarding the Beneficial Ownership Limitation can be found in the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock and Certificate of Designation of Preferences, Rights and Limitations of Series E-1 Convertible Preferred Stock, incorporated by reference as Exhibits 4.1 and 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Series F Preferred Stock: Each share of our Series F Preferred Stock outstanding as of the Record Date has the right to vote on all matters presented to the stockholders for approval, together with the shares of Common Stock and Series E Preferred Stock (subject to the Beneficial Ownership Limitation), voting together as a single class, on an as-converted to Common Stock basis, as determined by dividing the Liquidation Preference (as defined in the Series F Certificate of Designation, and which is three times the original per share price of $1,000 per share, together with any dividends declared but unpaid thereon) by the voting conversion price, which is the lower of (i) the Nasdaq Official Closing Price of the Common Stock immediately preceding March 27, 2023 (or $4.84) and (iii) the average Nasdaq Official Closing Price of the Common Stock for the five trading days immediately preceding March 27, 2023 (or $4.58) (such conversion mechanism, the “Voting Conversion Mechanism”), subject to the Maximum Percentage Limitation. The voting of the Series F Preferred Stock is limited by the Series F Certificate of Designation (as defined below), which provides that the Company shall not affect any conversion of the Series F Preferred Stock, and the portion of the Series F Preferred Stock shall not automatically convert, to the extent that, after giving effect to the conversion, the holder and its affiliates and Attribution Parties would beneficially own in excess of the Maximum Ownership Limitation. For purposes of determining the Maximum Ownership Limitation, the number of shares of Common Stock beneficially owned by such holder and its affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock with respect to which such determination is being made, but will exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining unconverted portion of the Series F Preferred Stock beneficially owned by such holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained in the Series F Certificate of Designation, beneficially owned by such holder or any of its affiliates or Attribution Parties. To the extent that the Maximum Ownership Limitation applies, the determination of whether the Series F Preferred Stock is convertible (in relation to other securities owned by such holder together with any affiliates and Attribution Parties) and of how many shares of Series F Preferred Stock are convertible is in the sole discretion of such holder. The “Maximum Ownership Limitation” is 9.99% (or, upon written election by a holder which is delivered to the Company prior to the issuance of any shares of Series F Preferred Stock to such holder, any other percentage not in excess of 19.99% of the issued and outstanding Common Stock immediately after giving effect to the issuance of Common Stock issuable upon conversion of the Series F Preferred Stock if exceeding that limit would result in a change of control under Nasdaq Listing Rule 5635(b)) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series F Preferred Stock held by the applicable holder.
Additional Information regarding the Series F Preferred Stock and the terms thereof can be found in the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Voting Preferred Stock (the “Series F Certificate of Designation”), incorporated by reference as Exhibit 3.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for any purposes germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices at 566 Queensbury Avenue, Queensbury, NY 12804, by contacting the Secretary of the Company.

Number of votes.
Holders of Common Stock have one vote for each share of Common Stock held and holders of Preferred Stock are entitled to vote with the holders of shares of Common Stock, and not as a separate class, on an as-converted to Common Stock basis, subject to, with respect to the Series E Preferred Stock, the Beneficial Ownership Limitation and, with respect to the Series F Preferred Stock, the Maximum Ownership Limitation.
As of the Record Date, 33,432,605 shares of Common Stock are issued and outstanding. In addition, the following shares of Preferred Stock are issued and outstanding:
•9,205 shares of Original Series E Preferred Stock where 494,600 shares are entitled to vote after taking into account the Beneficial Ownership Limitation;
•1,753 shares of Series E-1 Preferred Stock where no shares are entitled to vote after taking into account the Beneficial Ownership Limitation;
•1,085 shares of Series F-2 Preferred Stock where no shares are entitled to vote, as calculated in accordance with Voting Conversion Mechanism, after taking into account the Maximum Ownership Limitation; and
•2,150 shares of Series F-4 Preferred Stock where no shares are entitled to vote, as calculated in accordance with Voting Conversion Mechanism, after taking into account the Maximum Ownership Limitation.
Therefore, there are 33,927,205 shares of Common Stock, including Preferred Stock on an as-converted basis, subject to the Beneficial Ownership Limitation with respect to the Series E Preferred Stock and the Maximum Ownership Limitation with respect to Series F Preferred Stock, entitled to vote as of the Record Date.

Attending the virtual meeting.
Stockholders as of the Record Date will be able to participate in the Annual Meeting by visiting our 2025 Annual Meeting website at https://web.viewproxy.com/DCTH/2025. To participate in the Annual Meeting, you will need the 11-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. You must register by 11:59 p.m. Eastern Time on May 12, 2025.
The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on May 15, 2025.
Online check-in will begin at 9:45 a.m. Eastern Time on May 15, 2025, and you should allow approximately 15 minutes for the online check-in procedures.

How to vote.
Whether or not you plan to virtually attend the Annual Meeting and regardless of the number of shares of the Company’s Common Stock and/or Preferred Stock that you own, please vote as soon as possible.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the internet or telephone or vote by proxy using a proxy card that you may request or that was delivered to you. Whether or not you intend to attend the Annual Meeting, we urge you to vote by proxy through the internet or telephone as instructed below, or by completing a proxy card as soon as possible.
You may vote using the following methods:

Go to www.FCRvote.com/DCTH to complete an electronic proxy card. You will be asked to provide the 11-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. (Eastern Time) on May 14, 2025 to be counted.

Dial 1-866-402-3905 using a touch-tone phone and following the recorded instructions. You will be asked to provide the 11-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. (Eastern Time) on May 14, 2025, to be counted.

Complete, sign, date and return the proxy card that you may request or that was delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to use before the Annual Meeting, your shares will be voted as you direct.
In addition, you may vote online during the Annual Meeting. To do so, during the Annual Meeting, visit our Annual Meeting website at https://web.viewproxy.com/DCTH/2025. You will be asked to provide the 11-digit control number included on your Notice, your proxy card that you request or that was delivered to you or the instructions that accompanied your proxy materials. Once you have logged onto the Annual Meeting, please follow the instructions to vote your shares. If you do not have your 11-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions. You must register by 11:59 p.m. Eastern Time on May 12, 2025 to vote your shares at the Annual Meeting.
Beneficial Ownership: Shares Registered in the Name of Bank, broker or other nominee
If, on the Record Date, your shares were held not in your name, but rather in an account at a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name.” Your bank, broker or other nominee is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you should have received a notice containing voting instructions from your bank, broker or other nominee rather than from us. Simply follow the instructions in the notice to ensure that your vote is counted. Please also note that since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 11-digit control number from your bank, broker or other nominee. Beneficial owners who attend the Annual Meeting should follow the instructions at https://web.viewproxy.com/DCTH/2025 to vote during the Annual Meeting.
 If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the internet or telephone or vote by proxy using a proxy card that you may request or that was delivered to you. Whether or not you intend to attend the Annual Meeting, we urge you to vote by proxy through the internet or telephone as instructed below, or by completing a proxy card as soon as possible.

Quorum.	The presence at the Annual Meeting, in person virtually or represented by proxy, of the holders of a majority of the shares of the Company’s Common Stock and Preferred Stock (on an as-converted to Common Stock basis, subject to the Beneficial Ownership Limitation with respect to the Series E Preferred Stock and the Maximum Ownership Limitation with respect to the Series F Preferred Stock) issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for purposes of voting at the Annual Meeting. Attendance at the Annual Meeting, albeit virtual, constitutes presence in person for purposes of a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining the existence of a quorum.

Broker non-votes.
A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares in “street name” for a beneficial owner, returns the proxy but abstains from voting on a particular proposal because, under most circumstances, such nominee does not have discretionary authority to vote on proposals unless it has received instructions from the beneficial owner of the securities on how to vote those securities. Under applicable rules, such nominees do not have discretionary authority to cast votes on non-routine matters without instructions from the beneficial owner of the securities. If you do not provide your bank, broker or other nominee with instructions on how to vote your shares held in “street name,” your bank, broker or other nominee will have discretionary authority to vote your shares with respect to “routine” proposals, but not with respect to “non-routine” proposals.
•Routine proposal. We have been advised by the New York Stock Exchange (“NYSE”) that the Ratification Proposal is a routine proposal and may be voted upon by your bank, broker or other nominee if you do not submit voting instructions to your bank, broker or other nominee.
•Non-routine proposals. We have been advised by the NYSE that the Director Election Proposal, the 2020 Plan Amendment Proposal, the ESPP Plan Proposal, and the Say-on-Pay Proposal are non-routine proposals and may not be voted upon by your bank, broker or other nominee in the absence of specific instructions from you as to how you would like your shares to be voted. If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares because your bank, broker or other nominee cannot vote your shares with respect to these proposals without voting instructions from you.

Vote required; treatment of abstentions and broker non-votes.	Proposal	Vote Required to Adopt the Proposal	Effect of Abstentions / Withheld Votes	Effect of “Broker Non-Votes”
	Proposal 1 – Director Election Proposal	Nominees receiving the most “FOR” votes from the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.	No effect	No effect[1]
	Proposal 2 – 2020 Plan Amendment Proposal	The 2020 Plan Amendment Proposal must receive “FOR” votes from the majority of shares entitled to vote and represented at the meeting.	An abstention will have the same effect as a vote “AGAINST”	No effect[1]
	Proposal 3 – ESPP Plan Proposal	The ESPP Plan Proposal must receive “FOR” votes from the majority of shares entitled to vote and represented at the meeting.	An abstention will have the same effect as a vote “AGAINST”	No effect[1]
	Proposal 4 -Ratification Proposal	The Ratification Proposal must receive “FOR” votes from the holders of a majority of shares entitled to vote and represented at the meeting.	An abstention will have the same effect as a vote “AGAINST”	Not applicable[2]
	Proposal 5 - Say-on-Pay Proposal	The Say-on-Pay Proposal must receive “FOR” votes from the holders of a majority of shares entitled to vote and represented at the meeting.	An abstention will have the same effect as a vote “AGAINST”	No effect[3]
1 This proposal is considered to be a “non-routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other nominee does not have discretionary authority to vote your shares on this proposal.
2 This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other nominee has discretionary authority to vote your shares on this proposal.
3 The resolution that is the subject of this proposal is advisory in nature and, therefore, is not binding on Delcath, the Compensation and Stock Option Committee (the “Compensation Committee”), or our Board. However, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and our Board and the Compensation Committee intends to take the results of the vote on this proposal into account when considering future decisions regarding the compensation of our named executive officers.

Voting recommendation of the Board; voting of proxies.
The Board recommends a vote “FOR” each of the proposals. Your shares will be voted in accordance with the instructions contained in your signed proxy card. If you return a signed proxy card without giving specific voting instructions with respect to each proposal, proxies will be voted in favor of the Board’s recommendations with respect to the proposals as set forth in this Proxy Statement.

How to revoke your proxy.
Your proxy is revocable. The procedure you must follow to revoke your proxy depends on how you hold your shares.
If you are a registered holder of our Common Stock or Preferred Stock, you may revoke a previously submitted proxy by submitting another valid proxy (whether by telephone, the Internet or mail) or by providing a signed letter of revocation to the Corporate Secretary of the Company before the closing of the polls at the virtual annual meeting on May 15, 2025. Only the latest-dated validly executed proxy will count. You also may revoke any previously submitted proxy and vote your shares online during the virtual annual meeting; however, simply attending the Annual Meeting in virtual format without taking one of the above actions will not revoke your proxy.
If you hold shares in “street name,” in general, you may revoke a previously submitted voting instruction by submitting to your bank, broker or other nominee another valid voting instruction (whether by telephone, the Internet or mail) or a signed letter of revocation. Please contact your bank, broker or other nominee for detailed instructions on how to revoke your voting instruction and the applicable deadlines. Please note that your attendance at the virtual annual meeting in and of itself will not be sufficient to revoke your proxy.

Expenses and solicitation.
We will bear the cost for the solicitation of proxies, including printing and mailing costs. In addition to the solicitation of proxies by mail, proxies may also be solicited personally by directors, officers and employees of Delcath, without additional compensation to these individuals. We will request that banks, brokers and other firms holding shares in their names that are beneficially owned by others forward proxy materials to and obtain proxies from such beneficial owners, and will, upon request, reimburse such banks, brokers and other firms for their reasonable out-of-pocket costs.
We have engaged Alliance Advisors, LLC (“Alliance”) as the proxy solicitor for the Annual Meeting for a base fee of $36,500, plus fees for additional services. We have agreed to reimburse Alliance for its reasonable out-of-pocket expenses. If you have questions about the proposals or if you need copies of this Proxy Statement or a proxy card, you should contact:
Alliance Advisors, LLC
150 Clove Rd Suite 400
Little Falls, NJ 07424
1-833-215-7515
DCTH@allianceadvisors.com

Other matters.	We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares at the new meeting as well unless you have subsequently revoked your proxy.

Vote results.	The preliminary results of the voting on the proposals will be reported at the Annual Meeting. The final certified results of the voting will be reported in a Current Report on Form 8-K within four business days after the Annual Meeting.

Who should I call if I have additional questions?
If you need assistance with voting or have questions regarding the Annual Meeting, please contact:
Alliance Advisors, LLC
150 Clove Rd Suite 400
Little Falls, NJ 07424
1-833-215-7515
DCTH@allianceadvisors.com

PROPOSAL 1: ELECTION OF TWO CLASS I DIRECTORS
Our certificate of incorporation and bylaws, each as currently amended and in effect, state that our Board will consist of a number of directors that will be fixed exclusively by the Board from time to time in accordance with the bylaws of the Company. Our Board has fixed the number of directors comprising the Board at six members. Each director holds office until his or her successor is duly elected and qualified or, if sooner, until the director’s death, resignation, retirement, disqualification or removal. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office. Our certificate of incorporation also provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our current Class I directors, if elected, will serve until the Company’s 2028 annual meeting of stockholders; our current Class II directors will serve until the 2026 annual meeting of stockholders; and our current Class III directors will serve until the 2027 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes as equally as possible.
Our Board has nominated Gerard Michel and Gilad Aharon for election as Class I directors at the Annual Meeting, to serve until the Company’s 2028 annual meeting of stockholders. The nominees are presently directors, and have indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, proxies may be voted for substitute nominees selected by our Board.
Nominee for Election as Class I Director

Name	Age	Position with Delcath	Director Since
Gerard Michel	61	Chief Executive Officer (CEO) and Director	2020
Gilad Aharon, Ph.D.	51	Director	2020
Biographical information, including principal occupation and business experience during the last five years, for our director nominee is set forth below.
Gerard Michel was appointed as a director of the Company and its CEO in October 2020. Mr. Michel has over 30 years of experience in the pharmaceutical and medical technology industries across multiple functional areas. Prior to joining the Company as its CEO on October 1, 2020, he was Chief Financial Officer of Vericel Corporation, a biopharmaceutical company, since June 2014 where he was a key member of the management team that integrated a transformative acquisition and revised the company’s business model from a research focused company to a fully integrated, profitable commercial business. Mr. Michel also served as Chief Financial Officer and Vice President, Corporate Development of Biodel, Inc. from November 2007 to May 2014, and Chief Financial Officer and Vice President of Corporate Development of NPS Pharmaceuticals Inc. from August 2002 to November 2007. Prior to that, Mr. Michel was a Principal at Booz Allen and held a variety of commercial roles at both Lederle Labs and Wyeth Labs. Mr. Michel holds an M.S. in Microbiology from the University of Rochester School of Medicine, an M.B.A. from the Simon School of Business, and a B.S. in both Biology and Geology from the University of Rochester.
We believe that the Board is greatly enhanced by Mr. Michel’s decades of experience in the pharmaceutical and medical technology industries, his strong leadership skills and his in-depth understanding of the Company and its goals from his experience as our CEO.
Gilad Aharon, Ph.D. was appointed as a director of the Company in May 2020. Dr. Aharon is a co-founder of and has served as a Portfolio Manager at Rosalind Advisors, Inc., since 2006. Dr. Aharon holds a Ph.D. in Biophysics and Molecular Biology from the University of Toronto. Prior to co-founding Rosalind Advisors, Dr. Aharon worked as an equity analyst at Infinium Securities Inc.
Dr. Aharon’s financial and investment industry experience, his understanding of our business and our industry and his educational background make him extremely valuable to our Board. Dr. Aharon also provides a valuable stockholder perspective to the Board. Dr. Aharon was elected to our Board pursuant to a Board Appointment Agreement entered into with certain of our stockholders, Rosalind Master Fund L.P. and Rosalind Opportunities Fund I L.P.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO CLASS I DIRECTOR NOMINEES.
Directors Continuing in Office Until the 2026 (Class II) and 2027 (Class III) Annual Meetings
The following table sets forth information concerning our continuing directors:

Name	Age	Position with Delcath	Director Since
Elizabeth Czerepak	69	Director	2020
John R. Sylvester	61	Non-Executive Chairman	2019
Steven Salamon	59	Director	2020
Bridget Martell, M.A. M.D.	59	Director	2024
Biographical information, including principal occupation and business experience during the last five years, for our directors whose terms continue is set forth below.
Class II Directors (Term Expires at 2026 Annual Meeting)
Elizabeth Czerepak was appointed as a director of the Company in February 2020. Ms. Czerepak has more than thirty-five years of financial leadership and strategy development experience across the pharmaceutical and biotechnology fields. Ms. Czerepak has served as the Acting Chief Executive Officer and Chief Financial Officer at Mirror Biologics, Inc., a private, clinical-stage company focused on cell-based oncology therapies, since July 2024. She has served as Chief Financial Officer since April 2024. Before joining Mirror Biologics, Inc., she served as the Chief Financial Officer at Sorrento Therapeutics, Inc., a clinical stage biopharmaceutical company focused on developing oncology, non-opioid pain, and Covid therapies, from May 2022 to November 2023. Ms. Czerepak also served as Chief Financial Officer at Scilex Holdings Company, a commercial pharmaceutical company focused on developing and commercializing non-opioid pain therapies, from May 2022 to September 2023. She continued to serve as consultant to Scilex until September 2024. Prior to that, from September 2020 to May 2022, she served as Chief Financial Officer at BeyondSpring Inc. (NASDAQ:BYSI), a global biopharmaceutical company focused on developing innovative immuno-oncology cancer therapies, and from May 2018 to January 2020, she served as Chief Financial Officer and Chief Business Officer of Genevant Sciences, Inc., a technology focused nucleic acid delivery company. Her pharma executive level experience includes M&A, licensing, business development and finance. Ms. Czerepak served as a member of the board of directors of Sorrento Therapeutics, Inc. from October 2021 to May 2022. In February of 2023, Sorrento announced it commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code and in November 2023 entered into a court-approved asset sale. Ms. Czerepak also served as a director of Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI) from June 2019 to December 2020, and as a director of Scilex Pharmaceuticals, Inc., a private company, from 2019 to 2020. She received a B.A. magna cum laude in Spanish and Mathematics Education from Marshall University and an MBA from Rutgers University. In 2020, Elizabeth earned a Corporate Director Certificate from Harvard Business School.
Ms. Czerepak brings to our Board extensive experience in the pharmaceutical and biotech industries, including as a senior finance executive of publicly traded biopharmaceutical companies.
John R. Sylvester was appointed as a director of the Company in July 2019. He has served as the Non-Executive Chairman of the Board since February 2023. Mr. Sylvester most recently served as CEO of Curium Pharma’s SPECT and International businesses. Prior to that he served as Chief Commercial Officer of BTG plc, which he joined in 2011 and had roles leading both their Interventional Oncology and Interventional Vascular businesses as well as a period as Chief Development Officer accountable for Strategy, M&A and Market Access. This culminated in an exit to Boston Scientific for $4.2 billion. Prior to BTG, Mr. Sylvester was Managing Director of Biocompatibles plc, building their Interventional Oncology business which led to a successful exit to BTG for £166.0 million. Mr. Sylvester joined Biocompatibles following a period as the Vice President of Marketing for Baxter Healthcare’s $750.0 million European Medication Delivery business based in Brussels then Zurich accountable for six strategic business units incorporating drugs, devices and drug device combinations. Before this, Mr. Sylvester held a number of senior commercial roles in the industrial sector. Immediately prior to Baxter Healthcare, Mr. Sylvester was the General Manager of a Minerals company with $4.0 billion of assets on three continents, $500.0 million of sales and 1,500 employees. Mr. Sylvester graduated with joint honors in Biochemistry and Applied Molecular Biology from the University of Manchester Institute of Science and Technology (U.M.I.S.T.).
Mr. Sylvester’s extensive international experience with business strategy and commercialization in the healthcare space as well as his educational background enhances our Board.
Class III Directors (Term Expires at 2027 Annual Meeting)
Steven Salamon was appointed as a director of the Company in May 2020. Mr. Salamon is a co-founder of, and has served as Portfolio Manager at, Rosalind Advisors, Inc., a life sciences-focused investment manager (“Rosalind Advisors”), since 2006. Mr. Salamon holds an MBA from the Ivey Business School and a Bachelors of Applied Science degree in Engineering Physics from the University of Toronto. Prior to co-founding Rosalind Advisors, Mr. Salamon worked as an equity analyst at HSBC Securities and RBC Capital Markets (formerly RBC Dominion Securities). Prior to completing his MBA, Mr. Salamon worked as a product engineer for Chrysler Corporation.
Mr. Salamon brings to our Board his manufacturing, financial and investment industry experience, his understanding of our business and our industry and his strategic insight. In addition, Mr. Salamon provides a valuable stockholder perspective to the Board. Mr. Salamon was elected to our Board pursuant to a Board Appointment Agreement entered into with certain of our stockholders, Rosalind Master Fund L.P. and Rosalind Opportunities Fund I L.P.
Bridget Martell, M.A. M.D. was appointed to Delcath Systems’ Board of Directors in May 2024. She brings a wealth of experience from her roles in senior management and as a director at multiple biotechnology companies. Currently, she serves as an independent director at Aligos Therapeutics and Achieve Life Sciences. Dr. Martell previously held director roles at POINT Biopharma Global and Ayala Pharmaceuticals. Dr. Martell is also a Biotechnology Operating Partner at Two Bear Capital and founded BAM Consultants. Her past executive roles include President and CEO of Artizan Biosciences and Chief Medical Officer for various biotech companies.
Dr. Martell holds a B.S. in Microbiology from Cornell University, an M.A. in Molecular Immunology from Boston University, and an M.D. from Chicago Medical School. She completed her internal medicine residency and served as Chief Resident at Yale University, where she continues to engage as an Entrepreneur In Residence at Yale Ventures.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE DELCATH SYSTEMS, INC. 2020 OMNIBUS EQUITY INCENTIVE PLAN
Overview
We are asking our stockholders to approve an amendment to the Company’s 2020 Omnibus Equity Incentive Plan, as amended (the “2020 Plan” and, as proposed to be approved by the stockholders, the “2020 Plan Amendment”), to increase the number of shares of our Common Stock available for issuance under the 2020 Plan by 2,200,000. We are proposing the increase in the number of shares available under the 2020 Plan to enable us to continue offering effective equity compensation to our employees, non-employee directors and consultants and to take advantage of the significant motivation and retention benefits provided by equity compensation. Our Board determined on February 6, 2025, that it is in the best interests of us and our stockholders to seek stockholder approval of the 2020 Plan Amendment as described in this proposal. The following is a summary of the key changes to the 2020 Plan Amendment, as proposed to be amended and restated hereby. This summary, however, does not purport to be a complete description of all of the provisions of the 2020 Plan Amendment and is qualified in its entirety by reference to the full text of the 2020 Plan Amendment, which is attached as Appendix A to this proxy statement. If approved by the stockholders, the 2020 Plan Amendment will become effective as of the date of the Annual Meeting.
The Board recommends that the stockholders approve the 2020 Plan Amendment. If the requisite stockholder approval of the 2020 Plan Amendment is not obtained, the 2020 Plan Amendment will not take effect. On March 20, 2025, the closing price of a share of Common Stock on Nasdaq was $14.00.
Reasons for the 2020 Plan Amendment
In January 2024, the Company commercially launched the HEPZATO KIT (melphalan hydrochloride for injection/hepatic delivery system) for the treatment of patients with unresectable hepatic-dominant metastatic uveal melanoma, or mUM. We are asking our stockholders to approve the 2020 Plan Amendment because, among other things, we believe that the 2020 Plan Amendment is in the best interests of us and our stockholders because of the continuing need to grant equity awards to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. We do not view the 285,036 shares currently available for grant under the 2020 Plan as sufficient to allow us to execute on our near-term plans, and the proposed increase in the share reserve under the 2020 Plan is expected to provide sufficient shares available for approximately the next year as we scale the business. If our stockholders do not approve the 2020 Plan Amendment, we will be limited in our ability to continue to issue awards under the 2020 Plan in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain. We are not able to provide a public forecast as to the level of total shares outstanding and utilization of equity awards as a result of the unpredictability of the underlying assumptions and estimates. In particular, our actual usage of stock plan shares for employee awards under the 2020 Plan (and the 2020 Plan Amendment) will be impacted by changes in the number and level of our employees, the type of equity awards we grant, our potential growth and activities, the financial impact of grants and financing activities, as well as other factors, such as industry performance and general business, economic, regulatory, market and financial conditions. These general factors and ones specific to our business are difficult to predict, many are beyond our control and some or all could combine to change the expected life of the stock plan request.
If approved by our stockholders, the 2020 Plan Amendment will increase by 2,200,000 shares of Common Stock the current authorization of 7,125,000 shares of Common Stock for equity compensation awards, for a total share reserve under the 2020 Plan, as proposed to be amended, of 9,325,000 shares of Common Stock.
In determining the amount of the increase contemplated by the 2020 Plan Amendment, the Board has taken into consideration the analysis conducted by our compensation consultant Frederick W. Cook & Co., Inc. (“FW Cook”), which looked to manage annual share spend, total overhang levels and competitive market grant practices in an appropriate manner. The analysis considered that we have a large number of outstanding in-the-money warrants and convertible preferred shares, which results in a capital structure that has approximately 38,173,223 shares of Common Stock and Common Stock equivalents outstanding.
The proposed reservation of an additional 2,200,000 shares under the 2020 Plan Amendment is most appropriately considered as less than six percent (6.0%) of the totality of common share equivalents with the in-the-money warrants and convertible preferred shares included.
Another factor considered is our anticipated “burn rate” for issuances of new awards under the 2020 Plan Amendment over the next year, which is defined generally as (a) shares subject to options and other awards granted in the year, divided by (b) weighted-average common shares and common share equivalents outstanding for the applicable year (common share equivalents include in-the-money warrants and convertible preferred shares). Taking into account our hiring plans over that period, we believe that our burn rate will be approximately six percent (6.0%) if awards are granted as stock options; the Board believes that a burn rate of approximately six percent (6.0%) is a reasonable burn rate.
As of March 20, 2025, only 285,036 shares of Common Stock remained available for grant of future equity awards under the 2020 Plan. We believe that the additional 2,200,000 reserved shares will be sufficient to provide an adequate number of awards to provide additional incentive awards to the Company’s current employees, consistent with the market for their services. This increase will improve the Company’s ability to grant equity awards that are competitive with the levels of equity compensation provided by the companies with which it competes to attract and retain talented executives and other key employees.
Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive life sciences industry. We use equity awards to provide increased incentives to the eligible employees, non-employee directors and consultants who provide significant services to us and our affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the 2020 Plan Amendment is in the best interest of our stockholders because equity awards help us to:
· attract, motivate and retain talented employees, directors and consultants;
· align the interests of employees, non-employee directors and consultants with stockholder interests; and
· link employee compensation to Company performance.
We strongly believe that approval by stockholders of the 2020 Plan Amendment will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.
Description of the 2020 Plan Amendment
The following is a summary of the material terms of the 2020 Plan, as proposed to be amended pursuant to the 2020 Plan Amendment. This summary is qualified in its entirety by reference to the full text of the 2020 Plan (as amended if this Proposal 2 is approved), marked to show the changes implemented by the 2020 Plan Amendment, attached as Appendix A to this Proxy Statement. The 2020 Plan Amendment (and 2020 Plan) is not a tax-qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.
Administration. Our Board has the authority to interpret the terms and conditions of the 2020 Plan, to determine eligibility for and terms of awards for participants and to make all other determinations necessary or advisable for the administration of the 2020 Plan. The Board may delegate its authority to any committee of the Board (the Board or such committee is referred to below as the “Administrator”). To the extent consistent with applicable law, the Administrator may further delegate the ability to grant awards to our CEO or other of our officers. In addition, subcommittees may be established to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Eligible Award Recipients. Our non-employee directors, employees and consultants, and any individual to whom we or our Affiliates have extended a formal offer of employment (provided that no grants to such individuals can become effective until they actually commence employment), are eligible to receive awards under the 2020 Plan. As of March 20, 2025, approximately 105 employees and 5 directors were eligible to receive future grants from the 2020 Plan.
Awards. Awards under the 2020 Plan may be made in the form of incentive stock options, non-qualified options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, other stock-based awards or cash awards.
Shares Subject to the 2020 Plan. Subject to adjustment as set forth below, the total number of shares of Common Stock reserved and available for grant and issuance pursuant to awards under the 2020 Plan is equal to 9,325,000 (reflecting all prior increases to the share reserve under the 2020 Plan and assuming that the stockholders approve the 2020 Plan Amendment), the full amount of which may be issued pursuant to incentive stock options. For purposes of counting shares against the share reserve, awards denominated in shares of Common Stock and other awards that may be exercised for, settled in or convertible into shares of Common Stock will be counted against the 2020 Plan reserve on the date of grant of the award based on the maximum number of shares that may be issued pursuant to the award, as determined by the Administrator.

Award Limits. With respect to any one participant (other than a non-employee director), during any calendar year, (i) the maximum number of shares of Common Stock underlying options and stock appreciation rights that may be granted under the 2020 Plan is 500,000 shares; (B) the maximum number of shares of Common Stock subject to restricted stock awards, awards of restricted stock units and other stock-based awards that may be granted under the 2020 Plan is 500,000 shares; and (C) the maximum amount of a cash award that may be paid is $3,000,000. No director, in any approximate 12-month period beginning on the date of a regular annual meeting and ending on the date of the next regular annual meeting may be granted awards, that, together with any cash fees received from the Company during such period, exceed an aggregate value of $750,000 (with value of each equity award based on its grant date fair value).
Terms and Conditions of Awards
•Options and Stock Appreciation Rights. An “incentive stock option” is an option that meets the requirements of Section 422 of the Code, and a “non-qualified stock option” is an option that does not meet those requirements. A “stock appreciation right” (or SAR) is the right of a participant to a payment, in cash, shares of Common Stock, or a combination of cash and shares equal to the amount by which the market value of a share of Common Stock exceeds the base price of the stock appreciation right. An option or SAR granted under the 2020 Plan will be exercisable only to the extent that it is vested on the date of exercise. No option or SAR may be exercisable more than ten years from the grant date. The Administrator may include in the option agreement the period during which an option may be exercised following termination of employment or service. SARs may be granted to participants in tandem with options or separately. Tandem SARs will generally have substantially similar terms and conditions as the options with which they are granted. The exercise price or base price per share under each option or SAR granted under the 2020 Plan may not be less than 100% of the fair market value of the Company’s Common Stock on the grant date of such award. For this purpose, and for so long as the Company’s Common Stock is listed on the Nasdaq Stock Market, fair market value of the Common Stock will be the closing price of the Company’s Common Stock on the grant date. The 2020 Plan prohibits repricing of options and SARs without stockholder approval.
•Restricted Stock and Restricted Stock Units. Restricted stock is an award of Common Stock on which certain restrictions are imposed over specified periods that subject the shares to a substantial risk of forfeiture. A restricted stock unit is a unit, equivalent in value to a share of Common Stock, credited by means of a bookkeeping entry in our books to a participant’s account, which is settled in stock or cash upon or after vesting. Subject to the provisions of the 2020 Plan, the Administrator will determine the terms and conditions of each award of restricted stock or restricted stock units, including the restricted/vesting period for all or a portion of the award, and the restrictions applicable to the award. Restricted stock and restricted stock units granted under the 2020 Plan will vest based on a period of service specified by our Administrator or the occurrence of events specified by our Administrator. Unless otherwise provided in an award agreement, dividends declared with respect restricted stock will be held back and paid only to the extent the related restricted stock vests. Further, dividend equivalent rights may be granted with respect to restricted stock units, entitling the participant to receive, subject to the vesting conditions applicable the restricted stock unit, an amount equal to cash or stock dividends or other distributions paid by the Company in respect of one share of Common Stock.
•Performance Awards. Performance awards may be granted as an option, stock appreciation right, restricted stock award, restricted stock unit award, other stock-based award or cash award. Performance awards will be based on the attainment of performance goals that are established by the Administrator for the relevant performance period prior to the grant of the award. The Administrator will determine and set forth in the award agreement such terms as (i) the nature, length and starting date of any performance period; (ii) the applicable performance goals that shall be used to determine the time and extent to which the award has been earned; and (iii) the effect of a termination of participant’s service on a performance award. At the end of the applicable performance period, the Administrator will determine the extent to which a performance award has been earned, including the extent to which performance goals have been attained and the degree of achievement between minimum and maximum levels.
•Other Stock-Based Awards and Cash Awards. The Administrator may grant other stock-based awards or cash awards not otherwise described by the terms of the 2020 Plan. Other stock-based awards are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of the Company’s Common Stock, including, but not limited to, shares of Common Stock awarded as a bonus or other compensation which are issued without restrictions on transfer and free from forfeiture conditions. A cash award is an award denominated in cash that is subject to such performance goals and service requirements as specified by the Administrator in the applicable award agreement.
•Termination of Employment. Except as otherwise determined by the Administrator, in the event a participant’s employment terminates for any reason other than “cause” (as defined in the 2020 Plan), all of such participant’s unvested options and SARs will be forfeited and all vested options and SARs will remain exercisable until the 90th day following the date of termination (or the expiration of the award’s maximum term, whichever is earlier); however, in the event of termination by reason of death or “disability” (as defined in the 2020 Plan), vested options and SARs will remain exercisable for 12 months (or the expiration of the award’s maximum term, whichever is earlier). Except as otherwise determined by the Administrator, in the event of a participant’s termination for cause, all unvested and vested options then outstanding will immediately be forfeited and canceled. Further, for all other types of awards under the 2020 Plan, the Administrator may specify in any award agreement that a participant’s award will be forfeited upon termination for cause.
•Other Forfeiture Provisions; Clawback. All awards granted under the 2020 Plan will be subject to recoupment in accordance with the Company’s clawback policy or applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an award agreement or compensation clawback policy as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting cause. Further, unless otherwise provided in an award agreement, if at any time within 1 year after an award is exercised, vests, becomes payable, either (i) the participant is terminated for cause, or (ii) the Administrator determines that while in service the participant had engaged in an act which would have warranted termination for cause, or following termination of service the participant violated continuing obligation or duty to the Company, the Administrator may require the participant to pay back to the Company any gain realized by the participant.
•Change in Capitalization or Other Corporate Event. The number or amount of shares of stock, other property or cash covered by outstanding awards, the number and type of shares of stock that have been authorized for issuance under the 2020 Plan, the exercise or base price (as applicable) of each outstanding award, and the other terms and conditions of outstanding awards, will be subject to adjustment by the Administrator in the event of any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company’s Common Stock. Any such adjustment would not be considered repricing for purposes of the prohibition on repricing described above.
•Effect of a Change in Control. The Administrator has the ability to prescribe the effect of a future change in control in the award agreement or otherwise, including, for example, settlement of awards based on the consideration provided for in the agreement pursuant to which the change in control awards. Unless otherwise determined by the Administrator, no accelerated vesting of awards will occur if awards are assumed and/or replaced in the change in control with substitute awards unless the participant’s employment is involuntarily terminated without “cause” within 12 months following the date of the change in control.
•Deferrals of Payment. Under the 2020 Plan, the Administrator may determine that payment pursuant to an award shall be deferred and may establish programs and procedures for deferral elections to be made by participants, provided that such deferrals will be made in accordance with Section 409A of the Code.
•Non-Transferability. The 2020 Plan restricts the ability of an award holder from transferring awards granted under the 2020 Plan other than by will, the laws of descent and distribution or, with the prior approval of the Administrator.
•Amendment and Termination. The Board may, in its discretion, amend or terminate the 2020 Plan at any time; provided that the Board may not take any action that materially impairs the rights of any participant with respect to an outstanding award without the consent of the participant. Stockholder approval is required (i) to materially increase the number of shares subject to the 2020 Plan (other than pursuant to an equitable adjustment in connection with changes relating to the Company’s Common Stock as permitted under the 2020 Plan); (ii) to materially expand the class of individuals eligible to receive awards under the 2020 Plan; (iii) materially reduce the price at which Common Stock may be issued or purchased under the 2020 Plan; (iv)

materially extend the term of the 2020 Plan; (v) materially expand the types of awards available for issuance under the 2020 Plan, or (vii) as otherwise required by applicable law.
•Term of the 2020 Plan. The term of the 2020 Plan extends for a period of ten years from September 30, 2020 and, accordingly, will remain in effect unless sooner terminated through September 30, 2030.
Federal Income Tax Consequences
The following is a brief summary of the intended United States federal income tax consequences applicable to awards granted under the 2020 Plan. The discussion below is based upon United States federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances, or the tax consequences of any awards granted to participants who reside outside of the United States.
Nonqualified Stock Options. Nonqualified stock options will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of a share of our Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income, subject to Section 162(m) of the Code.
Incentive Stock Options. A participant will generally not recognize ordinary income on receipt or exercise of an incentive stock option (an “ISO”) so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares of our Common Stock on the exercise date exceeds the exercise price is an adjustment in computing the participant’s alternative minimum tax in the year of exercise. If the participant holds the shares of our Common Stock received on exercise of the ISO until at least one year after the date of exercise (and for at least two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the participant. If the participant exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If the participant exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the participant generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the participant will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event of a disqualifying disposition, the Company will generally be entitled to deduct an amount equal to the amount constituting ordinary income to the participant in the year of the disqualifying disposition, subject to Section 162(m) of the Code.
Stock Appreciation Rights. There are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. The Company will generally be entitled to deduct the same amount as a business expense in the same year, subject to Section 162(m) of the Code.
Restricted Stock. The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election, within 30 days following the date the shares are issued, to include the value of the shares in gross income in the year of the award despite such restrictions; in such case, any subsequent appreciation of the shares will be treated as a capital gain. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year, and in the same amount, that the participant includes the compensation in income, subject to Section 162(m) of the Code.
Restricted Stock Units. Generally, a participant will not recognize ordinary income until Common Stock, cash, or other property becomes payable under a restricted stock unit, even if the award vests in an earlier year. The Company will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment, subject to Section 162(m) of the Code.
Performance Awards. Generally, a participant will not incur any income tax liability upon the initial grant of performance awards. At the end of the performance or measurement period, however, the participant will generally realize ordinary income on any amounts received in cash or shares of our Common Stock, and any subsequent appreciation in shares will be treated as a capital gain (unless the award is in the form of an option or stock appreciation right in which case the tax consequences described above for such awards will generally apply). The Company will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment, subject to Section 162(m) of the Code.
Other Stock-Based Awards and Cash Awards. Any cash payments or the fair market value of any shares of our Common Stock or other property a participant receives in connection with other stock-based awards or cash awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. The Company will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment, subject to Section 162(m) of the Code.
Section 409A of the Code. Certain types of awards under the 2020 Plan, such as restricted stock units (and any related dividend equivalent rights), may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2020 Plan has been, and we intend that awards under the 2020 Plan will be, structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Administrator, the 2020 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code. However, the 2020 Plan does not provide for an indemnity by the Company of any participant for any taxes incurred by reason of Section 409A of the Code.
Section 162(m) of the Code. Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers in one year.
New Plan Benefits
All future awards granted under the 2020 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the 2020 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2020 Plan. The table below shows the number of options granted under the 2020 Plan in 2024, our last completed fiscal year, to the persons and groups of persons identified in the table. The table does not include any information on future awards under the 2020 Plan.

2020 Plan

Name and Position	Number of Options (#)
Gerard Michel, Chief Executive Officer	301,500
Vojislav Vukovic, Chief Medical Officer	100,500
Martha Rook, Chief Operating Officer(1)	—
Executive Group(2)	402,000
Non-Executive Director Group	112,500
Non-Executive Officer Employee Group(3)	1,323,000
(1)In 2024, Dr. Rook received an option to purchase 125,000 shares of Common Stock under our 2023 Inducement Plan.
(2)The executive group is comprised of Gerard Michel, Vojislav Vukovic and Martha Rook.
(3)The non-executive officer employee group includes all employees, including all current officers who are not executive officers, as a group.

Plan Benefits
The following table sets forth, for each of the individuals and various groups indicated, certain information regarding awards that have been granted under the 2020 Plan since its inception through March 20, 2025. A total of 349,995 shares of Common Stock have been issued under the 2020 Plan as of March 20, 2025.

2020 Plan

Name and Position	Number of Options (#)
Gerard Michel, Chief Executive Officer	1,241,924
Vojislav Vukovic, Chief Medical Officer	213,500
Martha Rook, Chief Operating Officer	113,000
All current executive officers as a group	1,568,424
All current directors who are not executive officers as a group	353,228
Each nominee for election as a director
Gerard Michel	1,241,924
Gilad Aharon, Ph.D.	80,182
Each associate of any executive officers, current directors, or director nominees	—
Each other person who received or is to receive 5% of shares under the 2020 Plan	—
All employees, including current officers who are not executive officers, as a group (1)	5,716,515
(1)This amount represents employee grants from the 2020 Plan except for grants issued to those specified in this table. The amount shown does not include historical forfeitures and does not represent current options outstanding or issuable upon exercise for this group.
Please refer to “Equity Compensation Plan Information” below for further information about shares that may be issued under all of our equity compensation plans as of December 31, 2024, including the 2020 Plan.
Registration with the Commission
We filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering shares of Common Stock under the 2020 Plan pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and intend to file a Registration Statement on Form S-8 with the Commission as soon as practicable to register additional shares of Common Stock under the 2020 Plan, subject to the approval of the 2020 Plan Amendment by our stockholders at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2024 with respect to compensation plans (including individual compensation arrangements) under which shares of Common Stock are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,510,302	$6.77	2,343,767
Equity compensation plans not approved by security holders (1)	1,256,625	$8.86	255,000
Total	5,766,927	$7.23	2,598,767
(1)Includes (a) stock options for an aggregate of 499 shares of Common Stock issued under the Company’s 2019 Equity Incentive Plan, which allows for grants in the form of incentive stock options, non-qualified stock options, stock units, stock awards, stock appreciation rights, and other stock-based awards to the Company’s officers, directors, employees, consultants, and advisors, including options to purchase shares of Common Stock at exercise prices not less than 100% of fair value on the dates of grant. As of November 2, 2020, no additional grants may be made under this plan, which has been superseded by the 2020 Plan; however, outstanding awards granted under this plan will remain outstanding and continue to be administered in accordance with the terms of this plan and the applicable award agreements; (b) pursuant to an employment agreement dated as of August 31, 2020 between the Company and Mr. Michel on October 1, 2020, a non-qualified and non-plan stock option “inducement award” to purchase 498,000 shares of our Common Stock in reliance on Nasdaq Rule 5635(c)(4) pursuant to the terms of a stock option award agreement between the Company and Mr. Michel (additional information about this stock option award can be found elsewhere in this Proxy Statement under the heading “Agreements with our Named Executive Officers”); and (c) new hire inducement awards to purchase 758,126 shares of our Common Stock in reliance on Nasdaq Rule 5635(c)(4) pursuant to the terms of a stock option award agreement between the Company and each of 27 certain employees hired between 2022 and 2024.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE DELCATH SYSTEMS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN
Overview
In August 2021, the Board, with shareholder approval in May 2022, adopted the Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for a maximum of 260,295 shares of Common Stock to be purchased by participating employees of which 148,506 have been issued as of March 20, 2025. Employees who elect to participate in the ESPP will be able to purchase Common Stock at the lower of 85% of the fair market value of Common Stock on the first or last day of the applicable six-month offering period. We are asking our stockholders to approve an amendment to the ESPP, to increase the number of shares of Common Stock available for issuance under the ESPP by 300,000. The ESPP encourages stock ownership by all eligible employees of the Company and designated subsidiaries so that they may share in our growth by acquiring or increasing their proprietary interest in Delcath. Our Board unanimously approved the proposed amendment of the ESPP on February 6, 2025, subject to stockholder approval at the Annual Meeting (the “ESPP Amendment”). If approved by the stockholders, the ESPP Amendment will become effective as of the date of the Annual Meeting.
Summary of the ESPP
The following is a summary of the material terms of the ESPP. These sections are qualified in their entirety by reference to the full text of the ESPP, which is included as Appendix B to this Proxy Statement.
Purpose. The ESPP is intended to encourage stock ownership by all eligible employees of Delcath and designated subsidiaries so that they may share in our growth by acquiring or increasing their proprietary interest in Delcath. The ESPP is designed to encourage eligible employees to remain in the employ of Delcath and its designated subsidiaries. The ESPP is intended to constitute an “employee stock purchase plan” within the meaning of Code Section 423(b).
General. As further described below, the ESPP permits eligible employees to use payroll deductions to purchase shares of the Common Stock at a discount. The payroll deductions accumulate over “purchase periods.” On the first day of each purchase period, each participant in the ESPP is automatically granted an option to purchase as many whole shares of the Common Stock as the participant will be able to purchase with the payroll deductions credited to his or her account during the purchase period, subject to various limits described below. At the end of the purchase period, the total payroll deductions of all participants are used to purchase Common Stock directly from Delcath at the discount.
Stock Subject to the ESPP. The stock subject to options under the ESPP are shares of our authorized but unissued Common Stock, or shares of Common Stock we reacquire, including shares purchased in the open market. If approved by our stockholders, the ESPP Amendment will increase by 300,000 shares of Common Stock the current authorization of 260,295 shares of Common Stock, for a total share reserve under the ESPP as proposed to be amended of 560,295 shares of Common Stock. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto will again be available under the ESPP. The ESPP is not a tax-qualified deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.
Administration. The ESPP is administered by the person or persons appointed by the Board. The Board has appointed the Compensation Committee as the administrator of the ESPP (the Board or such committee is referred to below as the “Administrator”). The interpretation and construction by the Administrator of any provisions of the ESPP or of any option granted under it will be final, unless otherwise determined by the Board. The Administrator may from time to time adopt such rules and procedures for carrying out the ESPP as it may deem best, provided that any such rules and regulations will be applied on a uniform basis to all employees under the ESPP. The Administrator may adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the ESPP by employees of the Company or any designated subsidiary who are foreign nationals or employed or located outside the United States. No member of the Board or the Administrator will be liable for any action or determination made in good faith with respect to the ESPP or any option granted under it.
Eligibility. Except as otherwise determined by the Administrator with respect to a purchase period prior to the start date thereof, all employees of Delcath or any of the designated subsidiaries who are (a) so employed on the start date of any purchase period, (b) have continuously been employed with Delcath or the designated subsidiary for at least 30 days prior to such start date and (c) unless otherwise specified in an offering, customarily work greater than 20 hours per week will be eligible to participate and receive an option with respect to such purchase period. All eligible employees will have the same rights and privileges under the ESPP with respect to such purchase period. In no event, however, may an employee be granted an option if such employee, immediately after the option is granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of Delcath or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Code Sections 424(e) and (f). For purposes of determining stock ownership under this paragraph, the rules of Code Section 424(d) will apply, and stock that the employee may purchase under outstanding options (including options not granted under the ESPP) will be treated as stock owned by the employee. We had approximately 92 employees who were eligible to participate in the current ESPP Offering Period.
Offerings; Purchase Periods; Exercise Dates; Certain Limits. The Company will make one or more offerings to eligible employees to purchase Common Stock under the ESPP. The Administrator will designate the duration, frequency and start and end dates of each offering under the ESPP and the number and duration of purchase periods within an offering, provided that no offering shall exceed 27 months.
The end date within each purchase period will be the day on which shares of the Common Stock are purchased by participants in a purchase period, which date we refer to as exercise date. On the start date of each purchase period, we will grant to each eligible employee who has then elected to be a participant in the ESPP an option to purchase on the relevant exercise date, at the option price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such participant’s accumulated payroll deductions on such exercise date by the lower of (i) 85% of the fair market value of the Common Stock on the first date of the offering or (ii) 85% of the fair market value of the Common Stock on the exercise date, or (b) the maximum number of shares as shall be established by the Administrator in advance of and set forth in the offering. A participant will be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the exercise date.
Option Price. The purchase price for each share of Common Stock purchased under each option, or the option price, will not be lower than the lesser of 85% of the fair market value of the Common Stock on the start date of each offering or the exercise date. For purposes of the ESPP, the term “fair market value” on any date means the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including The New York Stock Exchange or The Nasdaq Stock Market, the fair market value will be the closing price of a share of Common Stock (or if no sales were reported on such date, the closing price on the last trading date) as quoted on such exchange or system. In the absence of an established market for the Common Stock, the fair market value will be determined in good faith by the Administrator and such determination will be conclusive and binding on all persons. As of March 20, 2025, the closing price of a share of Common Stock on Nasdaq was $14.00
$25,000 Limitation. No employee will be granted an option that permits the employee’s right to purchase stock under the ESPP, and under all other Code Section 423(b) employee stock purchase plans of the Company and any parent corporations or subsidiary corporations, as “parent corporation” and “subsidiary corporation” are defined in Code Section 424(e) and (f), to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply, and such limitation will be administered in accordance, with Code Section 423(b)(8).
Payroll Deductions. An eligible employee may enroll in the ESPP by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the first day of the purchase period in which he or she wishes to participate. An employee may authorize payroll deductions in either a dollar amount or as a percentage of the employee’s Compensation, subject to such minimums and maximums determined by the Administrator and set forth in the offering or enrollment form applicable to such offering. For this purpose, “Compensation” means an employee’s base pay or salary from the Company or designated subsidiary, including such amounts of base pay or salary as are deferred by the employee (a) under a qualified cash or deferred arrangement described in Code Section 401(k) or (b) to a plan qualified under Code Section 125. A participant in the ESPP may not increase or decrease his or her payroll deduction during the purchase period of an offering but may increase or decrease his or her payroll deduction with respect to the next offering.
Plan Withdrawal. A participant may withdraw from the ESPP (in whole but not in part) by giving written notice of withdrawal to his or her appropriate payroll location. Such withdrawal will be effective as of the next business day. Following a participant’s withdrawal, the entire balance of his or her unused payroll deduction account under the ESPP will be promptly refunded, without interest. An employee who has withdrawn from the ESPP may not begin participation again during the remainder of the offering, but may enroll in a subsequent offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the first day of the next purchase period in which he or she wishes to participate.

Adjustments; Change in Control. The Board, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust the number of shares of Common Stock available for issuance under the ESPP, the option price, the maximum number of shares that may be purchased during a purchase period, as well as any other terms that the Board determines require adjustment, for: (a) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; or (b) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.
In the event of a Change in Control, each outstanding option may (if approved by the Board) be assumed or an equivalent option substituted by the surviving corporation or the acquiring corporation (or the parent or subsidiary of such surviving or acquiring corporation). If such surviving or successor corporation does not (or will not) assume or substitute the option, the offering with respect to which the option relates will be shortened by setting a new exercise date on which the offering will end. The new exercise date will occur before the date of such Change in Control and all outstanding options under the ESPP will automatically be exercised immediately on such new exercise date. For purposes of the ESPP, “Change in Control” means the closing of any one or more of the following events: (a) a corporate merger or consolidation of the Company with any other entity other than a transaction which would result in the voting power of the securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (b) any person or group of persons acquires ownership of the stock of the Company such that all the stock held by such person or group constitutes more than 50% of the total voting power of the stock of the Company; (c) a majority of the Company’s directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Company’s directors prior to the date of the appointment or election; or (d) any one person or group of persons acquires assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition.
Transfers. An option granted under the ESPP may not be transferred or assigned, except by will or the laws of descent and distribution, and will be exercised, during a participant’s lifetime, only by the participant.
Employee Terminations. Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death, or for any other reason, his or her rights under the ESPP will immediately terminate, and the entire balance of his or her payroll deduction account under the ESPP will be promptly refunded, without interest. Notwithstanding the foregoing, eligible employment will be treated as continuing intact while the participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed three months, or if longer, so long as the participant’s right to reemployment with the Company or designated subsidiary is provided either by statute or by contract. If the period of leave exceeds three months and the participant’s right to reemployment with the Company or designated subsidiary is not provided either by statute or by contract, the employment relationship will be deemed to terminate on the first day immediately following such three-month period.
Termination of Plan; Amendment of Plan. The ESPP may be terminated at any time by the Board, at which time all amounts in the accounts of participants shall be promptly refunded. If the ESPP is terminated, the Administrator may elect to terminate all outstanding offerings either immediately or once shares of Common Stock have been purchased on the next exercise date (which may, in the Administrator’s discretion, be accelerated) or permit offerings to expire in accordance with their terms. If an offering is terminated before its scheduled expiration, all payroll deductions accumulated on behalf of participants under the ESPP that have not been used to purchase shares of Common Stock will be returned to each participant (without interest, except as otherwise required by law) as soon as administratively practicable.
The Board may amend the ESPP in any respect, except that, without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for issuance under the ESPP or making any other change that would require stockholder approval in order for the ESPP, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code. If the terms of the ESPP are amended in a manner that would require stockholder approval under the requirements of The Nasdaq Stock Market or under Code Section 423, stockholders will be asked to approve such amendment.
Designated subsidiaries. The term “designated subsidiary” means any of the Company’s present or future subsidiaries, as that term is defined in Code Section 424(f), that is designated from time to time by the Board to participate in the ESPP. The Board may so designate any subsidiary, or revoke any such designation, at any time and from time to time, either before or after the ESPP is approved by the stockholders.

Optionees Not Stockholders. Neither the granting of an option to an employee nor the deductions from his or her pay will constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee. A participant will have no interest or voting right in shares covered by the participant’s option until such shares are actually purchased on the participant’s behalf in accordance with the applicable provisions of the ESPP.
Application of Funds. The Company will accumulate and hold for each participant’s account the amounts deducted from the participant’s pay. No interest will be paid on these amounts. We may use payroll deductions that we receive or hold under the ESPP for any corporate purpose, and we will not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of participants.
Governing Law. The validity and construction of the ESPP is governed by the laws of Delaware, without giving effect to the principles of conflicts of law thereof.
Certain U.S. Federal Income Tax Consequences. The following brief summary of the effect of U.S. federal income taxation upon a participant and the Company with respect to shares of Common Stock purchased under the ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside. The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Code Sections 421 and 423. Under these provisions, no income will be taxable to a participant until shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of shares, the participant generally will be subject to tax in an amount that depends upon whether the sale occurs before or after expiration of the holding periods described in the following sentence. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable purchase period and one year from the applicable exercise date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the option price and (b) the excess of the fair market value of a share on the first day of the applicable purchase period over the option price. Any additional gain will be treated as long term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the option price. Any additional gain or loss on such sale or disposition will be long- or short-term capital gain or loss, depending on how long the shares were held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
New Plan Benefits. Benefits under the ESPP will depend on participants’ elections to participate and the fair market value of Common Stock at various future dates. As a result, it is not possible as of the date of this Proxy Statement to determine future benefits that will be received by executive officers and other employees of Delcath and designated subsidiaries. Each participant is limited to the $25,000 annual purchase restriction described above.
The following table sets forth, for each of the individuals and various groups indicated, certain information regarding estimated purchase rights that have been granted (even if not currently outstanding) under the ESPP since its inception through March 20, 2025. A total of 148,506 shares of Common Stock have been issued under the ESPP as of March 20, 2025.

Name and Position	Number of Purchase Rights (#)
Gerard Michel, Chief Executive Officer	—
Vojislav Vukovic, Chief Medical Officer	—
Martha Rook, Chief Operating Officer	4,740
All current executive officers as a group	4,740
All current directors who are not executive officers as a group(1)	—
Each nominee for election as a director
Gerard Michel	—
Gilad Aharon, Ph.D.(1)	—
Each associate of any executive officers, current directors, or director nominee	—
Each other person who received or is to receive 5% of purchase rights	—
All employees, including current officers who are not executive officers, as a group (1)	143,766
(1) Our non-employee directors are not eligible to participate in the ESPP.
Registration with the Commission. We anticipate filing a registration statement on Form S-8 with the SEC Commission to register the shares of Common Stock being added to the ESPP under the ESPP Amendment as soon as practicable, subject to and effective upon stockholder approval of the ESPP Amendment.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

PROPOSAL 4: RATIFICATION OF THE SELECTION, BY THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS, OF CBIZ CPAs P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025
The Audit Committee has appointed CBIZ CPAs P.C.. (“CBIZ CPAs”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. On March 18, 2025, Delcath Systems, Inc. (the “Company”) was notified by Marcum LLP (“Marcum”) that Marcum resigned as the Company’s independent registered accounting firm. On November 1, 2024, CBIZ CPAs acquired the attest business of Marcum. Marcum served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.
Although ratification by our stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to our stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the Company’s best interests and in the best interests of our stockholders. If our stockholders do not ratify the selection of CBIZ CPAs, the Audit Committee will take that fact into consideration, together with such other factors as it deems relevant, in determining its next selection of an independent registered public accounting firm.
Fees Paid to Independent Registered Public Accounting Firms.
The aggregate fees billed to the Company by Marcum for professional services rendered as our independent registered public accounting firm during the fiscal years ended December 31, 2023 and 2024, respectively, were:

	Fiscal Year
	2023	2024
Audit Fees	$278,100	$425,390
Audit-Related Fees	59,700	—
Tax Fees	—	—
All Other Fees	—	—
Total	$337,800	$425,390
Audit Fees. These are fees for services rendered in connection with the audit of the annual financial statements included in our Annual Reports on Form 10-K; the review of the financial statements included in our Quarterly Reports on Form 10-Q; and for services that are normally provided by an independent auditor in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Marcum performed assurance and related services that were reasonably related to the performance of the audit or review of our financial statements for the year ended December 31, 2023.
Tax Fees. Marcum did not perform any tax compliance services for us during the years ended December 31, 2023 and 2024.
All Other Fees. Marcum did not receive any other fees from us for the years ended December 31, 2023 and 2024.
Pre-Approval Policies: Audit and Non-Audit Services.
The Audit Committee pre-approves all audit services and the terms of such services and permissible non-audit services provided by our independent registered public accounting firm, prior to its engagement for the provision of such services. The Chair of the Audit Committee has been delegated the authority by the committee to pre-approve interim services by our independent registered public accounting firm; provided that the Chair reports all such pre-approvals to the entire Audit Committee at the next Audit Committee meeting. There were no non-audit services provided to us by our independent registered public accounting firm for 2023 or 2024 that required review by the Audit Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION, BY THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS, OF CBIZ CPAs P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 5: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT
In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the Commission or the Dodd-Frank Act), we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the meeting:
“RESOLVED, that the compensation of Delcath’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
The total compensation of our named executive officers consists primarily of base salary, annual incentive cash bonuses and long-term equity incentive awards in the form of stock options and restricted stock awards, as well as other benefits that are available to all Delcath employees. Base salary and annual incentive cash bonuses are viewed as short-term compensation to reward our named executive officers for meeting individual and company performance objectives, while stock options and restricted stock awards are viewed as rewards for improving corporate performance over the long term and increasing stockholder value.
The compensation philosophy and programs for our named executive officers are described in detail under the heading “Executive Compensation.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Common Stock, Series E Convertible Preferred Stock, Series E-1 Convertible Preferred Stock, Series F-2 Preferred Stock and Series F-4 Preferred Stock as of March 20, 2025, held by: (i) each director and director nominee; (ii) each of the named executive officers; (iii) all of our directors and executive officers as a group; and (iv) each additional person or group who is known by us to own beneficially more than 5% of the outstanding shares of each class of our voting securities.
Beneficial ownership is determined in accordance with the rules of the Commission and includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Shares of Common Stock issuable upon vesting, exercise or conversion of outstanding equity awards or preferred stock that are exercisable, subject to vesting or convertible within 60 days after March 20, 2025 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Except as indicated in the footnotes below, the address of the persons or groups named below is c/o Delcath Systems, Inc., 566 Queensbury Avenue, Queensbury, NY 12804.

	Shares Beneficially Owned
Name of Beneficial Owner:	Common Stock(1)	Percent of Class	Series E Preferred Stock	Percent of Class(2)	Series E-1 Preferred Stock	Percent of Class(3)	Series F-2 Preferred Stock	Percent of Class(4)	Series F-4 Preferred Stock	Percent of Class(5)
Named Executive Officers and Directors:
Gerard Michel(6)	1,457,615	4.22%	—	*	—	*	—	*	—	*
Martha Rook(7)	69,391	*	—	*	—	*	—	*	—	*
Kevin Muir(8)	263,626	*	—	*	—	*	—	*	—	*
Sandra Pennell(9)	191,243	*	—	*	—	*		*		*
Vojislav Vukovic(10)	275,490	*	—	*	—	*	—	*	—	*
David Hoffman(11)	267,103	*	—	*	—	*	—	*	—	*
Gilad Aharon, Ph.D.(12)(18)	3,385,153	9.99%	9,149	99.39%	1,753	100%	1,085	100%	2,150	100%
Elizabeth Czerepak(13)	80,182	*	—	*	—	*	—	*	—	*
Steven Salamon(14)(18)	3,379,668	9.99%	9,149	99.39%	1,753	100%	1,085	100%	2,150	100%
John R. Sylvester(15)	100,732	*	—	*	—	*	—	*	—	*
Bridget Martell, M.A. M.D.(16)	22,500	*	—	*	—	*	—	*	—	*
All directors and executive officers as a group (11 persons)(17):	6,275,414	17.40%	9,149	99.39%	1,753	100%	1,085	100%	2,150	100%
5% Stockholders:
Rosalind Master Fund L.P.(18) Rosalind Opportunities Fund I L.P.	3,388,589	9.99%	9,149	99.39%	1,753	100%	1,085	100%	2,150	100%
Vivo Opportunity Fund Holding, LP(19)	1,708,579	5.11%	—	*	—	*	—	*	—	*
*Less than 1%
(1)Except as indicated in these footnotes the number of shares of Common Stock beneficially owned by each person includes any restricted shares of Common Stock, shares of Common Stock that may be acquired through the exercise of options and warrants that such person has the right to acquire as of, or within 60 days of March 20, 2025, excluding any conversion of Preferred Stock.
(2)Based on 9,205 shares of Series E Preferred Stock issued and outstanding as of March 20, 2025.
(3)Based on 1,753 shares of Series E-1 Preferred Stock issued and outstanding as of March 20, 2025.
(4)Based on 1,085 shares of Series F-2 Preferred Stock issued and outstanding as of March 20, 2025.
(5)Based on 2,150 shares of Series F-4 Preferred Stock issued and outstanding as of March 20, 2025.

(6)Includes 319,334 shares of Common Stock held by Mr. Michel and 1,138,281 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025.
(7)Includes 4,740 shares of Common Stock held by Dr. Rook and 64,651 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025.
(8)Includes 21,611 shares of Common Stock held by Mr. Muir and 242,015 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, the March 20, 2025.
(9)Includes 70,303 shares of Common Stock held by Ms. Pennell and 120,940 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, the March 20, 2025.
(10)Includes 126,882 shares of Common Stock held by Dr. Vukovic and 148,608 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025.
(11)Includes 83,587 shares of Common Stock held by Mr. Hoffman and 183,516 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025.
(12)Includes 30,882 shares of Common Stock held by Dr. Aharon and 80,182 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025. Also includes shares eligible to vote owned by Rosalind (defined below), which are described in footnote 18.
(13)Consists of 80,182 shares of Common Stock that may be acquired through the exercise of options held by Ms. Czerepak that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025.
(14)Includes 82,197 shares of Common Stock held by Mr. Salamon and 80,182 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025. Also includes shares eligible to vote owned by Rosalind (defined below), which are described in footnote 18.
(15)Consists of 10,550 shares of Common Stock held by Mr. Sylvester and 90,182 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025.
(16)Consists of 22,500 shares of Common Stock that may be acquired through the exercise of options held by Dr. Martell that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025.
(17)Includes shares of Common Stock held directly and shares of Common Stock issuable upon the exercise of warrants and options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2025. This number includes shares eligible to vote owned by Rosalind (defined below), which are described in footnote 18.
(18)Based partially on the Company’s records and in part on information provided on a Statement on Schedule 13D/A filed with the Commission on November 14, 2024 by and on behalf of Rosalind Advisors, Inc., Rosalind Master Fund L.P., Steven Salamon and Dr. Gilad Aharon (collectively, “Rosalind”), Rosalind beneficially own an aggregate of 2,900,389 shares of Common Stock and 1,723,919 shares of Common Stock issuable upon the exercise of warrants. Rosalind’s shares of Preferred Stock are subject to a 9.99% blocker and Rosalind’s warrants to purchase shares of Common Stock are subject to a 4.99% blocker. The address for Rosalind Advisors, Inc. is 15 Wellesley Street West, Suite 326 Toronto, Ontario M4Y 0GY Canada.
(19)Based partially on the Company’s records and in part on information provided on the Statement on Schedule 13G/A filed with the Commission on November 14, 2024 by and on behalf of Vivo Opportunity Fund Holdings, L.P. and Vivo Opportunity, LLC (“Vivo”). Vivo beneficially owns an aggregate of 1,708,579 shares of Common Stock. The address for Vivo is 192 Lytton Avenue, Palo Alto, CA 94301.

CORPORATE GOVERNANCE AND RELATED MATTERS
Board of Directors
We currently have six directors serving on the Board. The Board oversees the business affairs of the Company and monitors the performance of management. In accordance with our corporate governance principles, our Board does not involve itself in the day-to-day operations of the Company. The directors keep themselves informed through discussions with the Chairman of the Board, Mr. Sylvester, Mr. Michel, in his capacity as Director and CEO, and other key executives, and by reading the reports and other materials that management sends them and by participating in Board and committee meetings. Our directors hold office until their successors are elected and qualified, or, if sooner, until the director’s death, resignation, retirement, disqualification or removal.
Board Independence
The Board determined each of its non-employee directors that served as a director during the 2024 fiscal year satisfied the criteria for independence in compliance with Nasdaq listing rules. Five of our six directors are “independent” directors within the meaning of the Nasdaq listing rules (Dr. Aharon, Ms. Czerepak, Mr. Salamon, Dr. Martell and Mr. Sylvester). In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence.
Board Meeting and Stockholder Meeting Attendance
The Board met eight times in 2024 (including regularly scheduled and special meetings). During 2024, each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he or she served as a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served (held during the period for which he or she served on such committees).
The Company has no specific policy regarding director attendance at its annual meetings of stockholders. Each of our directors attended the Company’s 2024 annual meeting of stockholders.
Board Leadership Structure
John R. Sylvester has served as Non-Executive Chairman of the Board since February 2023 and has been a member of the Board since 2019. It is our policy to separate the Chairman and CEO roles. We believe this structure is appropriate for the Company because it allows our CEO to concentrate on our day-to-day operations, while providing for effective oversight by the Chairman, who is involved in strategic and key matters, such as business strategy, major transactions and the broader business of the Company. For a company like ours that is focused on the commercialization of a specialized product in an extremely technical, highly regulated and intensely competitive industry, we believe our CEO is in the best position to lead our management team and to respond to the current pressures and needs of a company in the stage of growth and development of Delcath, with assistance from our Chairman, who also focuses the Board’s attention on the broader issues of business strategy and corporate governance. We believe that having the roles of Chairman and CEO held by different individuals minimizes any potential conflicts that may result from combining the roles of CEO and Chairman, and maximizes the effectiveness of our management and governance processes to the benefit of our stockholders. Our CEO and Chairman regularly consult with each other as part of this structure. The Board believes that no single, one-size-fits-all board leadership model is universally or permanently appropriate and, therefore, regularly evaluates whether the interests of the Company and its stockholders would be best served at any particular time by having one individual hold both roles.
Board Skill Set
The Nominating and Corporate Governance Committee, in accordance with its charter and the Board’s governance principles, seeks to create a Board that, as a whole, is strong in its collective knowledge and wisdom with a view to achieving, over time, an appropriate balance of directors with diversified skill sets, backgrounds, experience and viewpoints so that the Board can address the widest possible spectrum of challenges as to vision and strategy, management and leadership, business operations, business judgment, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and markets in general for a board of its size. Pursuant to the Nominating and Corporate Governance Committee charter, the Committee is charged with reviewing with the Board, on an annual basis, the current composition of the Board in light of the attributes of independence, skills, background, experience and viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.
Board’s Role in Risk Oversight
The Board as a whole is responsible for risk oversight, with reviews in certain areas being conducted by the relevant Board committees. Each of the Board’s committees oversees the management of risks associated with their respective areas of responsibility. In performing this oversight function, the committees are assisted by management which provides visibility about the identification, assessment and monitoring of potential risks and management’s strategy to mitigate such risks. Key members of management responsible for a particular area report directly to the Board committee charged with oversight of the associated function and, if the circumstances require, the whole Board. The Board committees review various risk exposures with the full Board and otherwise keep the full Board abreast of the committees’ risk oversight activities throughout the year, as necessary or appropriate.
Risk Assessment of Compensation Programs
Our Compensation Committee annually evaluates whether our compensation programs encourage excessive risk-taking by employees at the expense of long-term value of the Company. Based upon its assessment, including a review of the overall annual award limitations and individual annual limitations in our stock incentive plans and the Compensation Committee’s role in the consideration and approval of certain awards, the Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk-taking, motivate imprudent risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company.
Board Committees
Our Board has three standing committees: an Audit Committee, a Compensation and Stock Option Committee and a Nominating and Corporate Governance Committee. No individual director is the chair of more than one committee.
Audit Committee
The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities with respect to our financial statements, our system of internal accounting and financial controls and the independent audit of our financial statements. Functions of the Audit Committee include:
•the selection, evaluation and, where appropriate, replacement of our outside auditors;
•an annual review and evaluation of the qualifications, performance and independence of our outside auditors;
•the approval of all auditing services and permitted non-audit services provided by our outside auditors;
•the review of the adequacy and effectiveness of our accounting and internal controls over financial reporting; and
•the review and discussion with management and with our outside auditors of the Company’s financial statements to be filed with the Commission.
The current members of the Audit Committee are Ms. Czerepak (Chair), Mr. Salamon and Dr. Martell. The Board has determined that each of Ms. Czerepak, Mr. Salamon and Dr. Martell qualifies as an “audit committee financial expert” as defined by SEC rules. During 2024, the Audit Committee met five times. Each member of the Audit Committee is “independent” within the meaning of the Nasdaq listing rules and otherwise meets the financial statement proficiency requirements of the Nasdaq listing rules. The Audit Committee has a written charter, that satisfies the applicable listing standards of Nasdaq and can be accessed on our website; go to www.delcath.com, click on “Investors,” then “Governance.”
Compensation and Stock Option Committee
The Compensation and Stock Option Committee, or the Compensation Committee, assists the Board in the discharge of the Board’s responsibilities with respect to the compensation of our directors, executive officers, and other key employees and consultants. The Compensation Committee establishes our overall compensation philosophy and is authorized to approve the compensation payable to our executive officers, including our named executive officers, and other key employees, including all perquisites, equity incentive awards, cash bonuses, and severance packages. The Compensation Committee also administers certain of the Company’s employee benefit plans, including its equity incentive plans, and is responsible for assessing the independence of compensation consultants and legal advisors. The Compensation Committee exercises sole power to retain compensation consultants and advisors and to determine the scope of the associated engagements. During the fiscal year 2024, our Compensation Committee engaged FW Cook in an effort to better align our compensation program with best practices. The current members of the Compensation Committee are Mr. Sylvester (Chair) and Dr. Aharon, each of whom is “independent” within the meaning of the Nasdaq listing rules. During 2024, the Compensation Committee met five times. The Compensation Committee has a written charter, that satisfies the applicable listing standards of Nasdaq and can be accessed on our website; go to www.delcath.com, click on “Investors,” then “Governance.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, or the Nominating Committee, is responsible for identifying individuals qualified to become Board members, and recommends to the Board the director nominees to be proposed by the Board for election by the stockholders (as well as any director nominees to be appointed by the Board to fill interim vacancies). The Nominating Committee also recommends the directors to be selected for membership on each Board committee. The Nominating Committee is also responsible for developing and recommending to the Board appropriate corporate governance guidelines and policies, and for leading the Board in its annual review of the Board’s performance. The current members of the Nominating Committee are Mr. Salamon (Chair), Dr. Martell and Mr. Sylvester, each of whom is “independent,” within the meaning of the Nasdaq listing rules. During 2024, the Nominating Committee met four times. The Nominating Committee has a written charter, that satisfies the applicable listing standards of Nasdaq and can be accessed on our website; go to www.delcath.com, click on “Investors,” then “Governance.”
The Nominating Committee with, when it deems it necessary, the assistance of a third-party search firm, identifies candidates for director nominees. In considering candidates for the Board, the Nominating Committee considers each candidate’s credentials as a whole, including, but not necessarily limited to, outstanding achievement in a candidate’s personal career, broad and relevant experience, integrity, sound and independent judgment, experience and knowledge of the business environment and markets in which we operate, business acumen, and willingness and ability to devote adequate time to Board duties. The Nominating Committee considers the competencies required of its members in the context of the Board as a whole, including the personal characteristics, experience and background of directors and nominees to facilitate Board deliberations that reflect a broad range of perspectives.
On April 8, 2020, the Company entered into a Board Appointment Agreement with its stockholders, Rosalind Master Fund L.P. and Rosalind Opportunities Fund I L.P., pursuant to which Mr. Salamon and Dr. Aharon were appointed directors of the Company. On March 28, 2023, the Company, as part of the March 2023 Private Investment in Public Equity agreement with investors, agreed that, upon FDA approval of Delcath’s product candidate, the purchasers of a majority of shares gained the right to designate a director for the Company to appoint to the Board. As of the date of this Proxy Statement, the purchasers have not requested the Company to appoint a new director to the Board.
Recommendations by Stockholders of Director Nominees
The Nominating Committee will consider any recommendation by a stockholder of a candidate for nomination as a director. If a stockholder wants to recommend a director candidate for consideration by the Nominating Committee, the stockholder should submit the name of the proposed nominee, together with the reasons why the stockholder believes the election of the candidate would be beneficial to the Company and our stockholders and the information about the nominee that would be required in a proxy statement requesting proxies to vote in favor of the candidate. The stockholder’s submission must be accompanied by the written consent of the proposed nominee to being nominated by the Board and the candidate’s agreement to serve if nominated and elected. Any such submission should be directed to the Nominating Committee at our principal office, 566 Queensbury Avenue, Queensbury, NY 12804. If a stockholder intends to nominate a person for election to the Board at an annual meeting, the stockholder must provide us with written notice of his or her intention no later than the deadline for receiving a stockholder proposal for inclusion in our Proxy Statement for such meeting and must otherwise comply with our amended and restated certificate of incorporation. Copies of any recommendation received in accordance with these procedures will be distributed to each member of the Nominating Committee. One or more members of the Nominating Committee may contact the proposed candidate to request additional information.

Stockholder Communications with the Board of Directors
Any stockholder wishing to communicate with the Board or with any specified director should address his or her communication to the Board or to the particular director(s) in care of the Corporate Secretary, Delcath Systems, Inc., 566 Queensbury Avenue, Queensbury, NY 12804. All such written communication, other than items determined by our legal counsel to be inappropriate for submission to the intended recipient(s), will be submitted to the Board or to the particular director(s). Any stockholder communication not so delivered, will be made available upon request to any director. Examples of stockholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.
Code of Conduct
We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, and including our independent directors, who are not our employees, with regard to their company-related activities. The Code of Conduct incorporates guidelines designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws, rules and regulations. The Code of Conduct also incorporates our expectations of our employees that enable us to provide accurate and timely disclosure in our filings with the Commission and other public communications. In addition, the Code of Conduct incorporates guidelines pertaining to topics such as complying with applicable laws, rules, and regulations; insider trading; reporting Code of Conduct violations; and maintaining accountability for adherence to the Code of Conduct. The full text of our Code of Conduct is published on our website. Please go to www.delcath.com, click on “Investors,” then “Governance.”
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has ever been an executive officer or employee of the Company. None of our executive officers currently serve, or served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of the Board or Compensation Committee.
Anti-Hedging and Pledging Policy
Pursuant to our Insider Trading Policy, we prohibit our employees, our executive officers, members of the Board, and certain consultants and contractors from engaging in any hedging or monetization transactions relating to our securities, including through the use of financial instruments such as prepaid variable forwards contracts, equity swaps, collars and exchange funds. We also prohibit our employees, our executive officers, members of the Board, and certain consultants and contractors from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Clawback Policy
The Commission adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and Nasdaq has adopted listing standards consistent with the Commission rules. In compliance with those standards, we have adopted an incentive compensation recoupment policy, or “clawback” policy, which applies to our executive officers, within the meaning of Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, who were employed by the Company or a subsidiary of the Company during the applicable recovery period. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to a covered officer during the last completed three fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement.

TRANSACTIONS WITH RELATED PERSONS
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in “Executive Compensation,” below is a description of transactions since January 1, 2023 to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Private Placements
On March 29, 2023, the Company closed a private placement for the issuance and sale of 24,900 shares of Series F-1 Preferred Stock, warrants to purchase 34,860 shares of Series F-3 Preferred Stock and warrants to purchase 24,900 shares of Series F-4 Preferred Stock. Each share of Series F-1 Preferred Stock was sold at a price per share of $1,000. Each warrant to purchase Series F-3 Preferred Stock has a conversion price of $4.50 per share of Common Stock, subject to the terms and limitations contained in the Series F Certificate of Designation and each warrant to purchase Series F-4 Preferred Stock has a conversion price of $6.00 per share of Common Stock, subject to the terms and limitations contained in the Certificate of Designations governing the Series F Preferred Stock.
Rosalind Master Fund L.P., an entity controlled by Rosalind Advisors, which Steven Salamon and Gil Aharon, both Directors of the Company, are co-founders and portfolio managers of, and Investor Company ITF Rosalind Master Fund LP, an entity controlled by Rosalind Advisors, which Steven Salamon and Gil Aharon, both Directors of the Company, are co-founders and portfolio managers of also participated in the offering purchasing an aggregate of 2,150 shares of Series F-1 Preferred Stock, warrants to purchase an aggregate of 3,010 shares of Series F-3 Preferred Stock and warrants to purchase an aggregate of 2,150 shares of Series F-4 Preferred Stock for an aggregated purchase price of $2,150,000. In June 2023, upon shareholder approval, the Series F-1 Preferred Stock were converted to Series F-2 Preferred Stock.
On March 29, 2023, the Company closed an additional private placement for the issuance and sale of 19,646 shares of Common Stock and warrants to purchase 47,776 shares of Common Stock to Gerard Michel, our CEO and Director, for a purchase price of approximately $100,000.
On March 19, 2024, the Company closed a private placement for the issuance and sale of 876,627 shares of Common Stock and 1,008,102 pre-funded warrants to purchase Common Stock to certain investors. Each share of Common Stock was sold at a price per share of $3.72 and the pre-funded warrants were sold at a price of $3.71 per warrant. The following table summarizes the amount and type of security purchased by each Related Person during this private placement:

		Common Stock	Pre-funded Warrants	Purchase Price
Gerard Michel	CEO and Director	40,323	—	$150,001.56
Steven Salamon	Director	26,882	—	$100,001.04
Gilad Aharon	Director	26,882	—	$100,001.04
Investor Company ITF Rosalind Master Fund LP	5% Shareholder	—	619,946	$2,299,999.66
AIGH Investment Partners, LP	5% Shareholder	377,970	388,156	$2,846,107.16
Indemnification Agreements
We have entered into an indemnification agreements with the CEO and directors which requires us to indemnify our CEO and directors to the fullest extent permitted by Delaware law.

Related Person Transaction Policy
Under the Audit Committee Charter, the Company has procedures regarding the review and approval or ratification of transactions between the Company and Related Parties (as defined below). Our Audit Committee will review the material facts of proposed transactions involving Delcath in which a Related Party will have a direct or indirect material interest. The Audit Committee will either approve or disapprove our entry into the transaction or, if advance approval is not feasible, will consider whether to ratify the transaction. The Audit Committee may establish guidelines for ongoing transactions with a Related Party, and will review such transactions at least annually.
A “Related Party” is generally anyone who since the beginning of the last full fiscal year is or was an executive officer, director or director nominee, owner of more than 5% of our Common Stock, or immediate family member of any of such persons.

NON-EMPLOYEE DIRECTOR COMPENSATION
The Compensation Committee reviews and recommends to the Board appropriate non-employee director compensation programs for service as directors, committee chairs, and committee members.
In lieu of per-meeting fees, non-employee directors of the Company are paid an annual retainer of $50,000 and certain additional annual retainers for chairing or serving as a member of the committees of the Board as follows:

Name	Annual Retainer ($)(1)
Board Service	50,000
Chairman of the Board	25,000
Chair of Audit Committee	20,000
Member of Audit Committee	10,000
Chair of Compensation Committee	15,000
Member of Compensation Committee	7,500
Chair of Nominating and Corporate Governance Committee	10,000
Member of Nominating and Corporate Governance Committee	5,000
(1)     Following our Compensation Committee and Board’s review of our non-employee director compensation program in 2024 the following changes were made to our annual retainers, effective May 23, 2024: (i) the Board service retainer was increased from $43,000 to $50,000, (ii) the committee member retainers were increased from $8,000 to $10,000 (Audit Committee), $5,000 to $7,500 (Compensation Committee), and $4,000 to $5,000 (Nominating and Corporate Governance Committee), and (iii) the committee chair retainers for our Compensation and Nominating and Corporate Governance Committees were increased from $12,000 to $15,000 and $8,000 to $10,000, respectively.
Each non-employee director who is in service on the date of each annual meeting of stockholders is also entitled to receive an annual grant of options to purchase shares of Common Stock under our 2020 Plan, which vests in 12 equal monthly installments, subject to the director’s continued service to the Company through each applicable vesting date. The number of options granted each year are approved by the Board based on the recommendation by our independent compensation consultant, FW Cook.
Additionally, we reimburse all non-employee directors for their reasonable out-of-pocket travel expenses incurred in attending meetings of our Board or any committees of the Board.
The following table sets forth the compensation awarded to, earned by or paid to each non-employee director who served on our Board in 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Gil Aharon, Ph.D.	53,853	138,347	192,200
Elizabeth Czerepak	67,326	138,347	205,673
Bridget Martell, M.A., M.D.(3)	37,900	138,347	176,247
Steven Salamon	65,783	138,347	204,130
Roger G. Stoll, Ph.D.(4)	23,960	—	23,960
John Sylvester	90,822	138,347	229,169
(1)Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 6, 2025. The Black-Scholes assumptions used were an expected term of 5.2 years, expected volatility 101.82%, and a risk-free interest rate of 4.47%. Our non-employee directors will only realize compensation to the extent the trading price of our Common Stock is greater than the exercise price of such stock options.

(2)As of December 31, 2024, the following non-employee directors held options to purchase the following number of shares of our Common Stock:

Name	Options Outstanding
Gil Aharon, Ph.D.	80,182
Elizabeth Czerepak	80,182
Bridget Martell, M.A., M.D.	22,500
Steven Salamon	80,182
Roger G. Stoll, Ph.D.	77,824
John Sylvester	90,182
(3)Dr. Martell began serving on the Board effective as of the date of our 2024 annual meeting of stockholders.
(4)Dr. Stoll retired from the Board effective as of the date of our 2024 annual meeting of stockholders.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who currently serve as our executive officers.

Name	Age	Position
Gerard Michel	61	Chief Executive Officer
David Hoffman	55	General Counsel, Chief Compliance Officer, and Corporate Secretary
Kevin Muir	53	General Manager, Interventional Oncology
Martha Rook	54	Chief Operating Officer
Sandra Pennell	46	Chief Financial Officer
Vojislav Vukovic	58	Chief Medical Officer
Information concerning Gerard Michel, one of our Directors and our CEO, is provided under “Nominee for Election as Class I Director ” and elsewhere in this Proxy Statement.
David Hoffman, our General Counsel, Chief Compliance Officer, and Corporate Secretary, joined the Company in January 2022 and has more than twenty years of experience advising biotechnology companies with a focus on the commercialization of therapies. Most recently, he served as Associate General Counsel and Chief Compliance Officer at Vericel Corporation, where he was responsible for legal and compliance matters and supported the launch and growth of products in the advanced cell therapy and biologics space. David earned a B.S. in Civil Engineering and a M.S. in Environmental Engineering from Clemson University and his J.D. from Georgia State University.
Kevin Muir, our General Manager, Interventional Oncology, joined the Company in December 2020 with 20 years of sales and marketing experience in the biotherapeutics and medical technology industries. Before joining Delcath, Mr. Muir was Director of U.S. Sales for the Interventional Oncology business unit at BTG, where he played a key role in the success of TheraSphereTM (custom ordered micro-embolic 90Y radiation radio isotope-therapy). Prior to that he was Director of Sales at ClearFlow Inc. and Aragon Surgical. Mr. Muir also held leadership sales roles at Kensey Nash Corporation, Kyphon, and Genzyme Biosurgery. Prior to his career in industry, Mr. Muir served as a Field Artillery officer in the United States Army. He completed his BS in Management Systems Engineering at the United States Military Academy at West Point where he was a member of the West Point Cadets Football Team.
Martha S. Rook, Ph.D., our Chief Operating Officer, is an experienced industry leader who brings more than 25 years of academic and industry experience in molecular biology, diagnostics development, biologics process development and biologics manufacturing. She joined the Company in March of 2024 from insitro where she served as a Chief Technical Operations Officer and was responsible for core research services, facilities and laboratory operations, quality and project and portfolio management. Prior to insitro, she was with Sigilon Therapeutics, where she served as Chief Technical Operations Officer and was responsible for the analytics, manufacturing, supply chain and quality organizations producing a biologic-device combination product. Martha’s experience also includes 13 years at MilliporeSigma, where she held a variety of roles, ultimately serving as vice president and head of the Gene Editing & Novel Modalities Business and led a team developing and providing tools and services for cell and gene therapies from discovery to manufacturing. Martha received her Ph.D. in biochemistry from MIT and holds a B.S. in chemistry from Texas A&M University. She pursued postdoctoral studies in neuroscience as a Lefler Fellow at Harvard Medical School’s Center for Neurologic Diseases.
Sandra Pennell, our Chief Financial Officer, joined the Company in May 2023 and has over twenty plus years of experience in a variety of financial areas including complete oversight of the Finance and Accounting function specializing in SEC reporting, equity raises, FP&A, all accounting functions in addition to treasury experience related to debt financings and internal investment decisions. She previously held the position of VP, Finance at Invivyd, Inc. and prior to that she was the VP & Corporate Controller, Principal Accounting Officer at Vericel Corporation. Sandra earned a Bachelor and Master of Science in Accountancy from University of Illinois at Urbana-Champaign – College of Business.
Vojislav Vukovic, M.D., M.Sc., Ph.D., our Chief Medical Officer, joined the Company is June 2023 and is an experienced drug development executive with a distinguished career in cancer research and global clinical development. His experience spans early- to late-stage clinical development projects across multiple anticancer modalities and tumor types and global medical affairs programs supporting several commercial oncology drugs. He has held the position of

Senior Vice President and Chief Medical Officer at Aileron Therapeutics, Taiho Oncology Inc, and Synta Pharmaceuticals Inc, overseeing various facets of clinical development, medical affairs, and corporate strategy. Dr. Vukovic earned his M.D. from the University of Sarajevo in Bosnia and Herzegovina and an MSc in radiation biology and a Ph.D. in tumor biology from the University of Toronto in Canada. His work has been published in several high-impact scientific journals, and he is a member of the American Association for Cancer Research, the American Society of Clinical Oncology, the American Society of Hematology, and the European Society for Medical Oncology.
EXECUTIVE COMPENSATION
This section provides an overview of the material components of our executive compensation program for our CEO and each of our two other most highly compensated executive officers (our “named executive officers”) during fiscal year 2024. The compensation provided to our named executive officers for fiscal year 2024 is set forth in detail in the tables and accompanying footnotes and narratives that follow in this section.
Our named executive officers for fiscal year 2024 were:
•Gerard Michel, our Chief Executive Officer;
•Vojislav Vukovic, our Chief Medical Officer; and
•Martha Rook, our Chief Operating Officer.
SUMMARY COMPENSATION TABLE
The following table sets forth the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ending December 31, 2024 and December 31, 2023.

Name and Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Gerard Michel	2024	560,622	366,756	1,230,036	—	2,157,414
Chief Executive Officer	2023	538,078	189,888	1,792,348	—	2,520,314
Vojislav Vukovic(3)	2024	465,000	210,600	410,012	—	1,085,612
Chief Medical Officer	2023	—	—	—	—	—
Martha Rook(4)	2024	336,458	151,014	445,625	—	933,097
Chief Operating Officer	2023	—	—	—	—	—
(1)Amounts reported in this column represent annual cash incentive bonuses, which were awarded based on achievement of corporate performance goals for the year indicated. The 2024 cash incentive bonus determinations are described in more detail above under the heading “Annual Incentive Plan”.
(2)Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 6, 2025. Our named executive officers will only realize compensation to the extent the trading price of our Common Stock is greater than the exercise price of such stock options.
(3)Dr. Vukovic joined Delcath on June 19, 2023 but was not a named executive officer in 2023 and thus, only 2024 compensation is shown for him in this table.
(4)Dr. Rook joined Delcath on March 18, 2024 and thus, only 2024 compensation information is shown for her in this table.

Narrative to Summary Compensation Table
Our Compensation Committee is responsible for formulating and establishing our overall compensation philosophy with respect to our executive officers. The Company believes that a strong executive management team comprised of talented individuals in key positions is critical to the development and growth of our business and to increasing stockholder value. Accordingly, a key objective of our executive compensation program is to attract and retain talented and experienced individuals, while motivating them to perform and make decisions consistent with the Company’s business objectives, goals and culture. We emphasize pay-for-performance by linking executive compensation to Company performance. For each executive, the amount of pay that is actually realized is primarily driven by the Company’s performance and each executive’s contribution to that performance.
Our Compensation Committee considers the input it receives from our stockholders when designing and evaluating our executive compensation practices.
Compensation Components. The three primary components of our executive compensation are base salary, annual incentive cash awards and long-term equity incentive awards:
•Base Salary. We pay our executive officers a base salary, which our Compensation Committee reviews and determines annually. Base salaries are used to compensate our executive officers for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their total compensation. Base salaries are set in part based on the executive’s unique skills, experience and expected contribution to the Company, as well as individual performance, including the impact of such performance on our business results, and the period of the executive’s performance. Decisions regarding base salary increases take into account the executive’s current base salary, third- party benchmark and survey data, and the salary compensation paid to executive officers within and outside the Company, as well as the Company’s overall performance, its ability to afford such increases, its success in achieving its operational and strategic goals and objectives, and the executive officer’s contribution to Company performance.
•Annual Incentive Cash Awards. Annual incentive compensation is intended to establish a direct correlation between annual cash awards and the performance of the Company. The Company’s Annual Incentive Plan, or AIP, is an annual incentive cash bonus plan designed to align the interests of participants with the interests of the Company and its stockholders. The AIP is designed to strengthen the link between a participant’s pay and his or her overall performance and the Company’s performance, focus participants on critical individual and corporate objectives, offer a competitive cash incentive, and encourage and reward performance and competencies critical to the Company’s success.
•Long-Term Incentive Compensation. In addition to using base salaries and annual incentive cash bonuses, which our Compensation Committee views as short-term compensation, a portion of our executive compensation is in the form of long-term equity compensation. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of the Company’s compensation program. Historically, we have used an annual equity-based incentive plan to align participants’ interests with those of the Company and its stockholders by rewarding participants for their contributions to the long-term success of the Company.
Base Salary. The following table summarizes the amount of base salary and year-over-year increase for each of our named executive officers from 2023 to 2024.

Executive	2023 Base Salary ($)	Percent Increase from 2023	2024 Base Salary ($)
Gerard Michel	542,538	4.0%	564,240
Vojislav Vukovic	450,000	4.0%	468,000
Martha Rook	—	—%	425,000
Annual Incentive Plan. Under the AIP, annual incentive target award opportunities are expressed as a percentage of a participant’s base salary for the performance year, beginning January 1. The following table sets forth, for each named executive officer, the applicable target bonus percentage of base salary to which each named executive officer was entitled during 2024 and the amount actually paid to the named executive officer.

Executive	Target Bonus Expressed as % of Base Salary	Dollars ($)	Actual Payout as % of Base Salary	Dollars ($)
Gerard Michel	65.0%	366,756	65.0%	366,756
Vojislav Vukovic	45.0%	210,600	45.0%	210,600
Martha Rook	45.0%	151,014	45.0%	151,014
For 2024, AIP goals were based entirely on Company performance to focus all the executives on the same critical challenges facing the Company. Company performance in 2024 was measured based upon achievement of objectives in the following areas: Clinical Trials, Regulatory, Commercial, Manufacturing and Finance. The Compensation Committee determined an overall achievement against the performance objectives of 100% for 2024.
Long Term Incentive Compensation. Grants have historically been comprised of stock option awards granted each year with the number of shares subject to the awards designed to deliver a competitive value targeted at the mid-market of the executive compensation comparison group.
The Compensation Committee periodically provides long-term equity incentive awards for our named executive officers based upon a holistic assessment of Company and individual performance for the prior year and its view of the appropriate incentives to best help achieve the Company’s business objectives. In 2024, the Compensation Committee approved the following stock option awards to our named executive officers, which vest in equal monthly installments over a three-year period with the first vesting being the grant date, subject to the executive’s continued service:

Executive	Grant Date	Number of Shares Subject to Option (#)	Exercise Price ($)
Gerard Michel	2/12/2024	301,500	$4.78
Vojislav Vukovic	2/12/2024	100,500	$4.78
Martha Rook (1)	3/18/2024	125,000	$4.18
(1) The grant date for Dr. Rook’s option award was her employment start date with the Company.
Welfare and Health Benefits
Our named executive officers are eligible to participate in all of our benefit plans, such as the 401(k) plan (see “Retirement Benefits” below), medical, dental, vision, short-term disability, long-term disability and group life insurance, in each case generally on the same basis as other employees. We do not currently have qualified or nonqualified defined benefit plans or nonqualified deferred compensation plans, nor do we offer pension or other retirement benefits other than our 401(k) plan. Our Board may elect to adopt such plans in the future if it determines that doing so is in our best interest.
Retirement Benefits
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Code. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
Agreements with our Named Executive Officers
Mr. Michel. Pursuant to an employment agreement dated as of August 31, 2020 between the Company and Mr. Michel (the “Michel Employment Agreement”), the term of Mr. Michel’s employment began on October 1, 2020. Under the Michel Employment Agreement, Mr. Michel’s annualized base salary was originally set at $450,000 for 2020. Pursuant to the Michel Employment Agreement, Mr. Michel was eligible to participate in the Company’s AIP with a target annual cash bonus equal to 50% of his then-current base salary and in our 2020 Plan or any successor plan, subject to the terms, conditions and vesting provisions of the 2020 Plan and any applicable award agreement to the extent determined by the Compensation Committee or the Board in its sole discretion. In addition, pursuant to the Michel Employment Agreement, the Company agreed to reimburse Mr. Michel up to $6,500 per month to cover his temporary expenses incurred in connection with traveling to and living in the New York City tri-state area to work onsite at the Company’s principal corporate office for the initial eighteen (18) months of his employment. The Michel Employment Agreement also provided for severance benefits in connection with certain specified terminations of Mr. Michel’s employment, as detailed below under “Potential Payments upon Termination or Change of Control.”
In connection with the commencement of his employment with the Company, Mr. Michel received a nonqualified and non-plan stock option “inducement award” to purchase 498,000 shares of our Common Stock in reliance on Nasdaq Listing Rule 5635(c)(4) pursuant to the terms of a stock option award agreement, which had vested in full as of October 1, 2023.
On July 16, 2024, the Company entered into a new employment agreement with Mr. Michel (the “New Michel Employment Agreement”), which supersedes and replaces the Michel Employment Agreement, and pursuant to which Mr. Michel continues to serve as the Company’s Chief Executive Officer. Under the New Michel Employment Agreement, Mr. Michel’s annualized base salary is equal to his current base salary ($564,240 for 2024), subject to annual review by the Compensation Committee. Under the terms of the New Michel Employment Agreement, Mr. Michel remains eligible to participate in the Company’s AIP with an annual target bonus opportunity equal to the current percentage of Mr. Michel’s then current base salary. Mr. Michel also continues to be eligible to participate in our 2020 Plan or any successor plan, subject to the terms, conditions and vesting provisions of the 2020 Plan and any applicable award agreement to the extent determined by the Compensation Committee or the Board in its sole discretion.
The New Michel Employment Agreement also provides for severance benefits in connection with certain specified terminations of Mr. Michel’s employment, as detailed below under “Potential Payments upon Termination or Change of Control.”
Dr. Vukovic. Pursuant to the offer letter agreement dated as of June 6, 2023, between the Company and Dr. Vukovic (the “Vukovic Offer Letter”), Dr. Vukovic’s annualized base salary was originally set at $450,000 for 2023, subject to annual review by the Compensation Committee. Pursuant to the Vukovic Offer Letter, Dr. Vukovic was eligible to participate in the Company’s AIP with a target annual cash bonus equal to 40% of his then-current base salary. The Vukovic Offer Letter also provided for severance benefits in connection with certain specified terminations of Dr. Vukovic’s employment, as detailed below under “Potential Payments upon Termination or Change of Control.”
In connection with the commencement of his employment with the Company, on June 20, 2023, the Company granted to Dr. Vukovic a non-qualified and non-plan stock option “inducement award” to purchase 150,000 shares of our Common Stock in reliance on Nasdaq Rule 5635(c)(4) pursuant to the terms of a stock option award agreement. The stock option vests ratably over three years, with 33% vesting on the first anniversary of the grant date and the remaining 66% vesting in equal monthly installments over the next two years, subject to Dr. Vukovic’s continued service with the Company on each respective vesting date. The exercise price of the stock option is equal to $5.93, the closing trading price per share of our Common Stock on the grant date.
On July 25, 2024, the Company entered into an employment agreement with Dr. Vukovic (the “Vukovic Employment Agreement”), pursuant to which Dr. Vukovic continues to serve as the Company’s Chief Medical Officer. Under the Vukovic Employment Agreement, Dr. Vukovic’s annualized base salary is equal to his current base salary ($468,000 for 2024), subject to annual review by the Compensation Committee. Under the terms of the Vukovic Employment Agreement, Dr. Vukovic remains eligible to participate in the Company’s AIP with an annual target bonus opportunity equal to the current percentage of Dr. Vukovic’s then current base salary. Dr. Vukovic is also eligible to participate in our 2020 Plan or any successor plan, subject to the terms, conditions and vesting provisions of the 2020 Plan and any applicable award agreement to the extent determined by the Compensation Committee or the Board in its sole discretion.
The Vukovic Employment Agreement also provides for severance benefits in connection with certain specified terminations of Dr. Vukovic’s employment, as detailed below under “Potential Payments upon Termination or Change of Control.”

Dr. Rook. Pursuant to an employment agreement dated as of February 1, 2024, between the Company and Dr. Rook (the “Rook Employment Agreement”), the term of Dr. Rook’s employment began on March 18, 2024. Under the Rook Employment Agreement, Dr. Rook’s annualized base salary was set at $425,000 for 2024, subject to annual review by the Compensation Committee. Pursuant to the Rook Employment Agreement, Dr. Rook is eligible to participate in the Company’s AIP with a target annual cash bonus equal to 40% of her then-current base salary and in our 2020 Plan or any successor plan, subject to the terms, conditions and vesting provisions of the 2020 Plan and any applicable award agreement to the extent determined by the Compensation Committee or the Board in its sole discretion. The Rook Employment Agreement also provided for severance benefits in connection with certain specified terminations of Dr. Rook’s employment, as detailed below under “Potential Payments upon Termination or Change of Control.”
In connection with the commencement of her employment with the Company, on March 18, 2024, Dr. Rook was granted a non-qualified stock option as an “inducement award” under our 2023 Inducement Plan to purchase 125,000 shares of our Common Stock in reliance on Nasdaq Rule 5635(c)(4), pursuant to the terms of a stock option award agreement. The stock option vests in equal monthly installments over three years from the grant date, subject to Dr. Rook’s continued service with the Company on each respective vesting date. The exercise price of the stock option is equal to $4.18, the closing trading price per share of our Common Stock on the grant date.
On July 16, 2024, the Company entered into a new employment agreement with Dr. Rook (the “New Rook Employment Agreement”), which supersedes and replaces the Rook Employment Agreement, and pursuant to which Dr. Rook continues to serve as the Company’s Chief Operating Officer. Under the New Rook Employment Agreement, Dr. Rook’s annualized base salary is equal to her current base salary ($425,000 in 2024), subject to annual review by the Compensation Committee. Under the terms of the New Rook Employment Agreement, Dr. Rook remains eligible to participate in the Company’s AIP with an annual target bonus opportunity equal to the current percentage of Dr. Rook’s then current base salary. Dr. Rook also continues to be eligible to participate in our 2020 Plan or any successor plan, subject to the terms, conditions and vesting provisions of the 2020 Plan and any applicable award agreement to the extent determined by the Compensation Committee or the Board in its sole discretion.
The New Rook Employment Agreement also provides for severance benefits in connection with certain specified terminations of Dr. Rook’s employment, as detailed below under “Potential Payments upon Termination or Change of Control.”
Potential Payments upon Termination or Change of Control
Mr. Michel. Under the Michel Employment Agreement, Mr. Michel could resign his at-will employment with the Company for “Good Reason” and the Company could terminate Mr. Michel’s at-will employment other than for “Cause”. If Mr. Michel resigned his at-will employment for Good Reason or the Company terminated Mr. Michel’s employment other than for Cause, then Mr. Michel would have been entitled to his accrued and unpaid compensation and, subject to him entering into and not revoking a general release of claims in favor of the Company and fully complying with the terms of a separation agreement, Mr. Michel would also have been entitled to:
•A severance payment equal in the aggregate to twelve (12) months of his annual base salary at the time of termination, payable in twelve (12) equal monthly installments (and subject to applicable withholdings and deductions) beginning on the last Company payroll date of the first full month following termination of employment; and
•If Mr. Michel timely and properly elected health plan (medical, dental and/or vision) continuation coverage under COBRA, the Company would have reimbursed Mr. Michel in an amount equal to the difference between the monthly COBRA premium paid by Mr. Michel for him and his dependents and the monthly premium amount paid by similarly situated active executives under the Company’s group health plans (“COBRA Benefits”). Such reimbursement would have been paid to Mr. Michel on or by the last day of the month immediately following the month in which Mr. Michel timely remitted the COBRA premium payment. Mr. Michel will be eligible to receive COBRA premium reimbursement until the earliest of: (x) the twelve-month anniversary of the date his employment with the Company terminated; (y) the date Mr. Michel was no longer eligible to receive COBRA continuation coverage; and (z) the date on which Mr. Michel became eligible to receive substantially similar coverage from another employer.
•In addition, the Michel Employment Agreement provided that if Mr. Michel’s at-will employment was terminated by Mr. Michel for Good Reason or by the Company without Cause, in each case within three (3) months before or twelve (12) months following a change in control of the Company (the “CIC Period”),

Mr. Michel would have been entitled to receive his accrued and unpaid compensation and, subject to Mr. Michel entering into and not revoking a general release of claims in favor of the Company and fully complying with the Restrictive Covenants Agreement the payments and benefits described in the preceding two bullets as well as (i) immediate acceleration of any unvested portion of any other outstanding stock options granted to him that were outstanding at the time of such termination and (ii) a pro-rated annual cash incentive bonus for the fiscal year in which Mr. Michel’s employment terminated, as determined by the Board or the Compensation Committee based on its assessment of the actual performance of the Company and Mr. Michel following the completion of the fiscal year in which the termination of employment occurred; such pro-rated cash incentive bonus to be paid to Mr. Michel in a lump sum no later than 60 days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year in which the termination of employment occurred.
The New Michel Employment Agreement applies to any termination of Mr. Michel’s employment occurring on and after July 16, 2024. Under the New Michel Employment Agreement, if Mr. Michel is involuntarily terminated by the Company without “Cause” or Mr. Michel resigns with Good Reason (each as defined in the New Michel Employment Agreement), and Mr. Michel executes a separation agreement in a form supplied by the Company, then (i) the Company will pay Mr. Michel an amount equal to fifteen (15) months of Mr. Michel’s then-current base salary and a pro-rated portion of any earned annual bonus, as determined by the Company at its discretion, subject to required and authorized deductions and withholdings and (ii) if Mr. Michel timely and properly elects health plan continuation coverage under COBRA, the Company will provide COBRA Benefits for a period of fifteen (15) months or until Mr. Michel becomes eligible to receive substantially similar coverage from another employer.
In the event Mr. Michel is terminated without Cause or resigns with Good Reason within the CIC Period, (i) the Company will pay Mr. Michel eighteen (18) months of Mr. Michel’s then-current base salary and a pro-rated portion of any earned annual bonus, to be determined at the Company’s discretion and (ii) the Company will provide COBRA Benefits for a period of eighteen (18) months or until Mr. Michel becomes eligible to receive substantially similar coverage from another employer. Additionally, all then-outstanding unvested stock options granted to Mr. Michel during his employment will become fully vested and exercisable upon such termination.
Dr. Vukovic. Under the Vukovic Offer Letter, on and after August 9, 2023, if Dr. Vukovic’s employment terminated for any reason other than by the Company for cause or his voluntary departure, Dr. Vukovic would have been entitled to three (3) months of severance at his then applicable compensation, which would have included benefits.
The Vukovic Employment Agreement applies to any termination of Dr. Vukovic’s employment occurring on and after July 25, 2024. Under the Vukovic Employment Agreement, if Dr. Vukovic is involuntarily terminated by the Company without “Cause” or Dr. Vukovic resigns with Good Reason (each as defined in the Vukovic Employment Agreement), and Dr. Vukovic executes a separation agreement in a form supplied by the Company, then (i) the Company will pay Dr. Vukovic an amount equal to twelve (12) months of Dr. Vukovic’s then-current base salary and a pro-rated portion of any earned annual bonus, as determined by the Company at its discretion, subject to required and authorized deductions and withholdings and (ii) if Dr. Vukovic timely and properly elects health plan continuation coverage under COBRA, the Company will provide COBRA Benefits for a period of twelve (12) months or until Dr. Vukovic becomes eligible to receive substantially similar coverage from another employer. In the event Dr. Vukovic is terminated without Cause or resigns with Good Reason within the CIC Period, Dr. Vukovic will be entitled to the payments and benefits described in the immediately preceding sentence and all of the then-outstanding unvested stock options granted to Dr. Vukovic during his employment will become fully vested and exercisable upon such termination.
Dr. Rook. Under the Rook Employment Agreement, Dr. Rook could resign her at-will employment with the Company for “Good Reason” (as defined within the Rook Employment Agreement) and the Company could terminate Dr. Rook’s at-will employment other than for “Cause” (as defined within the Rook Employment Agreement). If Dr. Rook resigned her at-will employment for Good Reason or the Company terminated Dr. Rook’s employment other than for Cause, then Dr. Rook would have been entitled to her accrued and unpaid compensation and, subject to her entering into and not revoking a general release of claims in favor of the Company and fully complying with the terms of the Restrictive Covenants Agreement, Dr. Rook would also have been entitled to:
• A severance payment equal in the aggregate to nine (9) months of her annual base salary at the time of termination, payable in twelve (12) equal monthly installments (and subject to applicable withholdings and deductions) beginning on the last Company payroll date of the first full month following termination of employment; and
• If Dr. Rook timely and properly elected health plan (medical, dental and/or vision) continuation coverage under COBRA, the COBRA Benefits. Such reimbursement would have been paid to Dr. Rook on or by the last day of the month immediately following the month in which Dr. Rook timely remitted the COBRA premium payment. Dr. Rook would have been eligible to receive COBRA premium reimbursement until the earliest of: (x) the twelve-month anniversary of the date her employment with the Company terminated; (y) the date Dr. Rook was no longer eligible to receive COBRA continuation coverage; and (z) the date on which Dr. Rook became eligible to receive substantially similar coverage from another employer.
• In addition, the Rook Employment Agreement provided that if Dr. Rook’s at-will employment was terminated by Dr. Rook for Good Reason or by the Company without Cause, in each case during the CIC Period, Dr. Rook would have been entitled to receive her accrued and unpaid compensation and, subject to Dr. Rook entering into and not revoking a general release of claims in favor of the Company and fully complying with the Restrictive Covenants Agreement, the payments and benefits described in the preceding two bullets as well as (i) immediate acceleration of any unvested portion of any other outstanding stock options granted to her that were outstanding at the time of such termination and (ii) a pro-rated annual cash incentive bonus for the fiscal year in which Dr. Rook’s employment terminated, as determined by the Board or the Compensation Committee based on its assessment of the actual performance of the Company and Dr. Rook following the completion of the fiscal year in which the termination of employment occurred, with such pro-rated cash incentive bonus to be paid to Dr. Rook in a lump sum.
The New Rook Employment Agreement applies to any termination of Dr. Rook’s employment occurring on and after July 16, 2024. Under the New Rook Employment Agreement, if Dr. Rook is involuntarily terminated by the Company without “Cause” or Dr. Rook resigns with Good Reason (each as defined in the New Rook Employment Agreement), and Dr. Rook executes a separation agreement in a form supplied by the Company, then (i) the Company will pay Dr. Rook an amount equal to twelve (12) months of Dr. Rook’s then-current base salary and a pro-rated portion of any earned annual bonus, as determined by the Company at its discretion, subject to required and authorized deductions and withholdings and (ii) if Dr. Rook timely and properly elects health plan continuation coverage under COBRA, the Company will provide COBRA Benefits for a period of twelve (12) months or until Dr. Rook becomes eligible to receive substantially similar coverage from another employer. In the event Dr. Rook is terminated without Cause or resigns with Good Reason within the CIC Period, Dr. Rook will be entitled to the payments and benefits described in the immediately preceding sentence and all of the then-outstanding unvested stock options granted to Dr. Rook during her employment will become fully vested and exercisable upon such termination.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END —2024
The following table sets forth information concerning unexercised stock options for each named executive officer as of December 31, 2024 that had been granted under the 2020 Plan, unless otherwise noted in the footnotes to this table.

			Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price Per Share ($)	Option Expiration Date
Gerard Michel	10/1/2020	(2)	396,000	—	11.67	10/1/30
	10/1/2020	(2)	51,000	—	17.51	10/1/30
	10/1/2020	(2)	51,000	—	23.34	10/1/30
	8/5/2021	(3)	125,000	—	10.16	8/5/31
	2/8/2022		112,910	3,227	7.14	2/8/32
	2/8/2023		89,700	50,700	4.67	2/8/33
	6/12/2023		89,148	79,739	7.25	6/12/33
	2/12/2024		92,125	209,375	4.78	2/12/34
Vojislav Vukovic	6/20/2023	(4)	74,628	75,372	5.93	6/20/33
	2/12/2024		30,712	69,788	4.78	2/12/34
Martha Rook	3/18/2024	(5)	34,730	90,270	4.18	3/18/34
(1)Unless otherwise noted, option shares vest over three years in equal monthly installments with the first vesting occurring on the grant date.
(2)On October 1, 2020, Mr. Michel was granted a nonqualified and non-plan stock option “inducement award” to purchase 498,000 shares of our Common Stock in reliance on Nasdaq Rule 5635(c)(4) pursuant to the terms of a stock option award agreement. The stock option vests ratably over a 36-month period beginning on October 31, 2020 (i.e., 1/36th will vest at the end of each month during said 36-month period), subject to Mr. Michel’s continued service with the Company on each respective vesting date. The exercise price of the stock option is equal to (i) $11.67, the closing trading price per share of our Common Stock on October 1, 2020 as to the first 396,000 option shares to vest, (ii) 1.5 times the closing trading price per share of our Common Stock on October 1, 2020 as to the next 51,000 option shares to vest and (iii) 2.0 times the closing trading price per share of the Company’s Common Stock on October 1, 2020 as to the remaining 51,000 option shares to vest.
(3)Four-thirty-sixths (4/36th) of the option shares immediately vested on the grant date and the remaining option shares vest and become exercisable at the rate of one-thirty-sixth (1/36th) per month for the next thirty-two months.
(4)On June 20, 2023, Dr. Vukovic was granted a nonqualified and non-plan stock option “inducement award” to purchase 150,000 shares of our Common Stock in reliance on Nasdaq Rule 5635(c)(4) pursuant to the terms of a stock option award agreement. The stock option vests ratably over three years, with 33% vesting on the first anniversary of the grant date and the remaining 66% vesting in equal monthly installments over the next two years, subject to Dr. Vukovic’s continued service with the Company on each respective vesting date.
(5)On March 18, 2024, Dr. Rook was granted a nonqualified stock option as an “inducement award” under our 2023 Inducement Plan to purchase 125,000 shares of our Common Stock in reliance on Nasdaq Rule 5635(c)(4) pursuant to the terms of a stock option award agreement. The stock option vests in equal monthly installments over three years, subject to Dr. Rook’s continued service with the Company on each respective vesting date.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As required by Section 953(a) of The Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid, as defined below, and certain financial performance of the Company.

Pay Versus Performance
Year	Summary Compensation Table Total for PEO (1) (3)	Compensation Actually Paid to PEO (1) (2) (5)	Average Summary Compensation Table Total for Non-PEO NEOs (1) (2)(4)	Average Compensation Actually Paid to Non-PEO NEOs (1) (2) (6)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (7)	Net Income (Loss) (8)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2024	$2,157,414	$4,876,184	$1,009,355	$2,000,353	$152.79	$(26,386,000)
2023	$2,520,314	$2,154,023	$1,109,506	$952,501	$52.79	$(47,678,000)
2022	$1,472,198	$(188,099)	$770,916	$266,160	$45.69	$(36,508,000)
(1)We are a smaller reporting company pursuant to Rule 405 of the Securities Act and as such, we are only required to include information for the past three fiscal years in the table.
(2)For each of the three years presented in the above table, Gerard Michel was our Principal Executive Officer (“PEO”). Our Non-PEO Named Executive Officers (“Non-PEO NEOs”) were (i) Vojislav Vukovic and Martha Rook in 2024, (ii) John Purpura, M.S. and Kevin Muir in 2023, and (iii) John Purpura, M.S. and Johnny John in 2022.
(3)The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table above and in the Summary Compensation Table as disclosed in the proxy statements for the applicable years.
(4)The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO NEOs as a group for each corresponding year in the “Total” column of the Summary Compensation Table above and in the Summary Compensation Table as disclosed in the proxy statements for the applicable years.

(5)For purposes of this table, the compensation actually paid (“Compensation Actually Paid”) to our PEO has been computed in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not reflect the actual amount of compensation earned by or paid to our PEO during 2024. The dollar amounts reported in column (c) for 2024 represent total compensation as reflected in the above Summary Compensation Table for 2024, adjusted as follows:

PEO
2024
Summary Compensation Table Totals for PEO	$2,157,414
Additions (Subtractions) for Equity Awards
Stock and Option Award Values Reported in the Summary Compensation Table for the Covered Year	(1,230,036)
Fair Value at Year-End of Outstanding and Unvested Equity Awards Granted in the Covered Year	2,155,053
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	886,243
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	570,777
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	336,733
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—
Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid to PEO	$4,876,184
(6)The following adjustments were made to average total compensation for the Non-PEO NEOs as a group for 2024 to determine the Compensation Actually Paid, using the same methodology described above in Note 5:

Non-PEO NEOs (Average)
2024
Summary Compensation Table Totals for Non-PEO NEOs	$1,009,355
Additions (Subtractions) for Equity Awards
Stock and Option Award Values Reported in the Summary Compensation Table for the Covered Year	(427,819)
Average Fair Value at Year-End of Outstanding and Unvested Equity Awards Granted in the Covered Year	829,850
Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	243,666
Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	216,393
Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	128,908
Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid to Non-PEO NEOs	$2,000,353
(7)Cumulative Total Shareholder Return (“TSR”) represents the return on a fixed investment of $100 in our Common Stock for the period beginning on the last trading day of 2021 through the last trading day of the applicable fiscal year.
(8)The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the year ended December 31, 2024.
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid and Cumulative TSR
Compensation Actually Paid
5,500,000
5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
—
(500,000)
(1,000,000)
Cumulatve TSR (Value of Initial $100 Investment)
200
180
160
140
120
100
80
60
40
20
0
12/31/22
12/31/23
12/31/2024
PEO
non-PEO
Cumulative TSR

l
Compensation Actually Paid and Net Income (Loss)
We commercially launched the HEPZATO KIT in January 2024 and prior to that we incurred expenses related to completing the FOCUS clinical trial and preparing for commercialization of the HEPZATO KIT. We have incurred net losses during the periods presented. Consequently, we have not looked to our net loss as a performance measure for our executive compensation program. Moreover, we do not believe there is any meaningful relationship between our net loss and Compensation Actually Paid to our named executive officers during the periods presented.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
From time to time, the Company grants stock options to its employees, including the named executive officers. Historically, the Company has granted new-hire option awards on or soon after certain new hire’s employment start date and annual employee option grants in the first quarter of each fiscal year. Annual grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. The Company’s typical practice is to grant annual employee stock options shortly after the date in which the options are approved. Also, non-employee directors receive grants of annual stock option awards at the time of each annual meeting of the Company’s stockholders pursuant to our non-employee director compensation program, as further described under the heading, “Non-Employee Director Compensation” above. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Board and the Compensation Committee generally do not take material nonpublic information (“MNPI”) into account when determining the timing of awards and do not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

AUDIT COMMITTEE REPORT
The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024, with management and Marcum LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024.
The Audit Committee also discussed with Marcum LLP the matters required to be discussed by Auditing Standard 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding Marcum LLP’s communications with the Audit Committee concerning independence and has discussed with Marcum LLP its independence from the Company.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Commission.
Submitted by the Audit Committee of the Board,
Elizabeth Czerepak (Chair)
Steven Salamon
Bridget Martell M.A., M.D.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
In order for a stockholder proposal to be eligible for inclusion in our proxy statement for the 2026 annual meeting of stockholders, the proposal must be received by the Corporate Secretary not later than 120 days before the anniversary of the date this Proxy Statement for the Annual Meeting was first released to our stockholders and must otherwise comply with the requirements of Rule 14a-8(e) of the Exchange Act of 1934. In addition, in order for a stockholder to present a proposal or other matter or to nominate a person for election as a director at the 2026 annual meeting of stockholders, the stockholder must give Delcath written notice of the proposal or other matter to be presented at the meeting no later than 120 days before the anniversary of the date this Proxy Statement for the Annual Meeting was first released to our stockholders and must otherwise comply with our amended and restated certificate of incorporation. If the date set for the 2026 annual meeting is more than 30 calendar days before or after May 15, 2026, such notice must instead be received no later than 60 calendar days before the date set for such meeting. In addition to satisfying the deadlines described above, a stockholder who intends to solicit proxies in support of nominees submitted under advance notice provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.
Proposals or notices of intent to present a proposal should be addressed to the Corporate Secretary, Delcath Systems, Inc., 566 Queensbury Avenue, Queensbury, NY 12804, and should be sent by overnight delivery or certified mail, return receipt requested. If a stockholder fails to provide timely notice of a proposal to be presented at the 2026 annual meeting, the proxies designated by the Board will have discretionary authority to vote on the proposals.
HOUSEHOLDING OF PROXY MATERIALS
The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or notify us by sending a written request to: the Corporate Secretary, Delcath Systems, Inc., 566 Queensbury Avenue, Queensbury, NY 12804 or by calling (518) 743-8892. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.
Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
We know of no other matters to be brought before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting, it is intended that the proxy holders will vote the shares represented by the proxies in the accompanying form as recommended by the Board or, if no recommendation is given, in accordance with the best judgment of the person voting the proxies.

WHERE YOU CAN FIND MORE INFORMATION
We file annual and quarterly reports and other reports and information with the Commission. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Commission’s site on the Internet, located at www.sec.gov.
We will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Proxy Statement incorporates). Please direct such request in writing or by telephone at the following address:
Delcath Systems, Inc.
566 Queensbury Avenue
Queensbury, NY 12804
Attn: Corporate Secretary
Telephone: (518) 743-8892
You may also access such documents free of charge at https://www.delcath.com/investors/sec-filings/ as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Proxy Statement.
Your cooperation in giving these matters your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS Gerard Michel Chief Executive Officer

Appendix A
DELCATH SYSTEMS, INC.
2020 OMNIBUS EQUITY INCENTIVE PLAN
(As adopted by Board of Directors on September 30, 2020 and approved by stockholders on November 23, 2020)
(As amended by the Board of Directors on March 30, 2021 and approved by stockholders on May 6, 2021)
(As subsequently amended by the Board of Directors on April 17, 2023 and approved by stockholders on June 12, 2023)
(As subsequently amended by the Board of Directors on March 27, 2024, and approved by stockholders on May 23, 2024)
(As subsequently amended by the Board of Directors on February 7, 2025, subject to stockholder approval)
1.Purpose. The purpose of the Delcath Systems, Inc. 2020 Omnibus Equity Incentive Plan (the “Plan”) is to align the interests of selected Employees, Non-Employee Directors and Consultants with those of Delcath Systems, Inc.’s (the “Company”) stockholders by providing such individuals with long-term incentive compensation opportunities tied to the performance of the Company’s Common Stock. The Plan is intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.
The Plan was originally adopted by the Board of Directors on September 30, 2020 and approved by the stockholders of the Company on November 23, 2020. The Plan was subsequently amended by the Board of Directors on March 30, 2021 and approved by stockholders of the Company on May 6, 2021, subsequently amended by the Board of Directors on April 17, 2023 and approved by stockholders of the Company on June 12, 2023, and subsequently amended by the Board of Directors on March 27, 2024 and approved by stockholders of the Company on May 23, 2024. On February 7, 2025 the Board approved an amendment of the Plan in the form set forth herein (the “Amended Plan”), subject to, and to be effective upon, the approval of the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the Company’s 2025 annual stockholders’ meeting held on May 15, 2025. If the Amended Plan is not so approved by the stockholders, all provisions of the Plan shall remain effective.
2.Definitions. Certain terms used in the Plan have the meanings set forth below (capitalized terms used in the Plan that are not defined below have the meanings set forth elsewhere in the Plan):
“Affiliate” means any Subsidiary and any other corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with, the Company. For this purpose, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
“Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental or regulatory body or self-regulatory organization (including the Nasdaq Stock Market, the New York Stock Exchange and the Financial Industry Regulatory Authority).
“Award” means an award under the Plan, including any Incentive Stock Option, a Non-Qualified Option, Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, an Other Stock-Based Award or a Cash Award.
“Award Agreement” means the written agreement entered into between the Participant and the Company setting forth the terms and conditions applicable to an Award, as provided under Section 5(c). An Award Agreement may, in the discretion of the Committee, be transmitted electronically to any Participant.
“Base Price” means the price per share of Common Stock subject to a Stock Appreciation Right at which the Stock Appreciation Right may be exercised or settled.
“Board” means the Company’s Board of Directors, as constituted from time to time.

“Cash Award” means an award denominated in cash that is granted pursuant to Section 11.
“Cause”, with respect to any Employee or Consultant, unless the applicable Award Agreement provides otherwise, shall have the meaning given to such term in any employment or other written agreement between such Participant and the Company or Affiliate, as applicable, or, in the event that such term is not defined in such agreement or in the absence of any such agreement, shall mean the occurrence of any of the following:
(i)The Participant’s willful failure to perform his or her duties and responsibilities to the Company or an Affiliate, or refusal to perform any lawful and reasonable directive of the Company or an Affiliate;
(ii)The Participant’s gross negligence or willful misconduct in the performance of his or her duties for the Company or an Affiliate;
(iii)The Participant’s commission of any act of fraud, embezzlement, dishonesty, moral turpitude, misappropriation of funds, breach of fiduciary duty, duty of loyalty and fidelity or other willful misconduct with respect to the Company or an Affiliate, or any act, whether or not related to the performance of the Participant’s Service, that affects the Company’s or any Affiliate’s reputation in a manner that may reasonably be expected to have a material adverse effect on the business, prospects, assets (including intangible assets), liabilities, financial condition, property or results of operation of the Company or any Affiliate;
(iv)The Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any Affiliate or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company or any Affiliate;
(v)The Participant’s breach of any of his or her obligations under any written agreement or covenant with, or any material policy of, the Company or any Affiliate;
(vi)The Participant’s indictment or conviction of or plea of nolo contendere to a felony or crime of moral turpitude;
(vii)The Participant’s debarment, exclusion or disqualification by any government regulator or government agency from participating in the business of the Company or any Affiliate; or
(viii)The Participant’s exhibition of a standard of behavior within the scope of or related to the Participant’s employment, or is a violation of the Company’s code of conduct, that is disruptive to the orderly conduct of the Company’s or its Affiliates’ business operations (including, without limitation, substance abuse, sexual harassment or sexual misconduct, or other unlawful harassment or retaliation).
“Cause”, with respect to any Non-Employee Director, unless the applicable Award Agreement provides otherwise, means a determination by a majority of the disinterested Directors that the Non-Employee Director has engaged in any of the following: (i) malfeasance while in office; (ii) gross negligence, willful misconduct or neglect with respect to the Company or any Affiliate; (iii) false or fraudulent misrepresentation in connection with the Non-Employee Director’s appointment; or (iv) conversion of corporate funds.
For the avoidance of doubt, references to the Company and Affiliate in the foregoing definitions of “Cause” shall include the successor to either as may be appropriate.
“Change in Control” means the date of the occurrence of any of the following events, provided that the event constitutes a “change in control event” within the meaning of Section 409A of the Code:
(i)The consummation of any consolidation or merger of the Company with any other entity, other than a transaction which would result in the voting power of the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such consolidation or merger;
(ii)Any one Person, or more than one Person acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such Person or group, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person or group, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (ii). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;
(iii)A majority of the Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the Directors prior to the date of the appointment or election; or
(iv)Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iv), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (3) above. For purposes of this subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, Persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time and any successor statute.
“Committee” means the committee of the Board appointed by the Board to administer the Plan, pursuant to Section 3, which, unless otherwise determined by the Board, shall be the Compensation and Stock Option Committee. In the absence of any such Committee, any action permitted or required to be taken hereunder by the Committee shall be deemed to refer to the Board.
“Common Stock” means the Company’s common stock, par value $0.01 per share, or such other securities of the Company as may be designated by the Committee in substitution thereof.
“Consultant” means any Person who provides consulting or other services to the Company or any Affiliate and who is (i) neither an Employee nor a Non-Employee Director and (ii) may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.
“Director” means a member of the Board.
“Disability” means (a) in the case of Incentive Stock Options, total and permanent disability as defined in Section 22(e)(3) of the Code, and (b) in the case of other Awards, unless the applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment (and considered “disabled” within the meaning of Section 409A of the Code). The determination of whether an individual has a Disability shall be determined under procedures established by the Committee, which shall be final, conclusive and binding. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
“Dividend Equivalent Right” means the right of a Participant, granted pursuant to Section 9 in connection with the Restricted Stock Unit Award, to receive a credit for the account of such Participant in an amount equal to cash or stock dividends or other distributions paid by the Company in respect of one share of Common Stock.
“Effective Date” means the original date of adoption of the Plan by the Board.
“Eligible Person” means any of the following: (i) any Employee, Consultant, or Non-Employee Director or (ii) any individual to whom the Company or any Affiliate has extended a formal offer of employment, so long as the grant of any Award shall not become effective until such individual commences such employment.
“Employee” means an individual, including, without limitation, any Officer and Director, who is a common law employee of the Company or an Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price at which a share of Common Stock subject to an Option may be purchased upon the exercise of the Option.
“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable (subject to compliance with Applicable Law, including Section 409A of the Code);
(ii)If the Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)If none of the foregoing is applicable, by the Board or the Committee in good faith (and in accordance with Section 409A of the Code, as applicable), which such decision shall be final, conclusive and binding.
“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution or action, then such date as set forth in such resolution or action.
“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option, or even if so designated does not qualify as an Incentive Stock Option at or subsequent to its Grant Date, it shall constitute a Non-Qualified Option.
“Non-Employee Director” means a Director who is not an Employee, and who satisfies the requirements of a “non-employee director” within the meaning of Section 16 of the Exchange Act.
“Non-Qualified Option” means an Option that is not an Incentive Stock Option.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
“Option” means the right to purchase, at the price and for the term fixed by the Committee in accordance with Section 6, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of shares of Common Stock determined by the Committee.

“Other Stock-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Cash Award, and that is granted under Section 11 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.
“Participant” means an Eligible Person to whom the Committee has granted an Award under the Plan (or, if applicable, such other Person who holds an outstanding Award).
“Performance Award” means an award that may vest or may become eligible to vest contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted pursuant to the terms of Section 10.
“Performance Goal” means one or more goals as may be established by the Committee that must be met by the end of a given Performance Period as a contingency for a given Award to vest and/or become exercisable, settled or payable, or to otherwise determine the numbers of shares of Common Stock or stock-denominated units that are earned under an Award.
“Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting, exercisability, settlement or payment of an Award.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
“Restricted Stock Award” means a grant of shares of Common Stock under Section 8 that are issued subject to vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit Award” means an Award of Restricted Stock Units under Section 9.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
“Securities Act” means the Securities Act of 1933, as amended from time to time or any successor statute.
“Service” means, as applicable, a Participant’s service with the Company or an Affiliate, as an Employee, Non-Employee Director or Consultant. For purposes of the Plan, a Participant’s Service shall not be deemed to have been terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Non-Employee Director or merely because of a transfer of the Participant’s Service between the Company and/or Affiliates (except as may be required for compliance with Section 409A of the Code). The Committee, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.
“Stock Appreciation Right” means a contractual right granted under Section 7 entitling the holder of such right to receive, subject to limitation and restrictions in the Plan and applicable Award Agreement, the appreciation in value of Common Stock.
“Subsidiary” means any entity in which the Company owns at least 50% of the combined voting power of all classes of equity entitled to vote or at least 50% of the combined value of all classes of equity.
“Ten Percent Stockholder” means an Employee who, at the time an Option is granted, owns either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
3. Administration of the Plan.
a.General. The Plan shall be administered by the Committee (or the Board if no Committee has been appointed). The Committee shall have the power and authority to (i) prescribe, amend and rescind rules and procedures governing the administration of the Plan; (ii) determine and designate from time to time each Eligible Person to whom an Award will be granted and the type of Award to be granted; (iii) determine the number of shares of Common Stock subject to each Award and the Grant Date of each Award; (iv) prescribe the terms of each Award, including, without limitation, the time or times when, and the manner and conditions upon which, each Award shall vest, become exercisable, be settled and/or expire, the Exercise Price or Base Price of each Award (as may be applicable), and the form of payment made in settlement of each Award; (v) specify the terms of the Award Agreement relating to each Award; (vi) determine or impose other conditions to the receipt of shares of Common Stock subject to an Award, as it may deem appropriate, including but not limited to, cash payments; (vii) interpret the terms of the Plan and each Award Agreement and the rules of procedures established by the Committee under the Plan; (viii) determine the rights of all Persons under the Plan; (ix) correct any defect or omission or reconcile any inconsistency in the Plan or in any Award Agreement; (x) make all determinations relating to the Service of a Participant; (xi) grant waivers of any conditions of the Plan or any Award Agreement, subject to Applicable Law; and (xii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends under an Award, the Committee shall have the discretionary authority to round such fractional share or unit to the nearest higher whole share or unit, or convert such fractional share or unit into a right to receive a cash payment (unless determined otherwise by the Committee, such fractional share or unit shall be rounded to the nearest higher whole share or unit). All actions, decisions and interpretations of the Committee, the Board and any delegate of the Committee or Board under the Plan or any Award Agreement shall be final, binding, conclusive and non-appealable on all Persons, and shall be given the maximum deference permitted by law. The Committee’s and the Board’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee or the Board selectively among Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Persons are similarly situated.
b.Composition of the Committee. Except as otherwise determined by the Board, the Committee shall consist of two or more Directors appointed to such committee from time to time by the Board. To the extent deemed necessary or appropriate by the Board, the Committee shall consist solely of at least two Directors who are Non-Employee Directors and are “independent directors” under any applicable exchange requirements. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3; however, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.
c.Delegation of Authority. The Board or the Committee may delegate to a committee of one or more Directors and/or Officers who are not Non-Employee Directors the authority to grant Awards to Eligible Persons who are not then subject to Section 16 of the Exchange Act. In the event of such delegation of authority, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with such delegation by treating any reference to the Committee as a reference to the committee or Officers to whom such delegation has been made.
d.Limited Liability; Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the maximum extent allowed by the Company’s charter, by-laws and Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.Shares Subject to the Plan.
a.Aggregate Limit. Subject to adjustment as set forth in Section 4(d), the total number of shares of Common Stock reserved and available for grant and issuance pursuant to Awards under the Plan is equal to 9,325,000 shares (the “Share Reserve”), the full amount of which may be issued under the Plan through the exercise of Incentive Stock Options. For purposes of counting shares against the Share Reserve, Awards denominated in shares of Common Stock and other Awards that may be exercised for, settled in or convertible into shares of Common Stock will be counted against the Plan reserve on the date of grant of the Award based on the maximum number of shares that may be issued pursuant to the Award, as determined by the Committee. Shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares, treasury shares, forfeited shares and/or shares reacquired by the Company in any manner. As of the Effective Date, no further awards shall be made under the Company’s 2019 Equity Incentive Plan or any other prior equity incentive plans of the Company (but such plans shall remain in effect as to awards made thereunder that are still outstanding as of the Effective Date).
b.Individual Limits.
(i)Participants other than Non-Employee Directors. Subject to adjustment under Section 4(d), (A) the maximum number of shares of Common Stock underlying Options and Stock Appreciation Rights that may be granted under the Plan during any calendar year to any one Participant (other than a Non-Employee Director) shall be 500,000 shares; (B) the maximum number of shares of Common Stock subject to Restricted Stock Awards, awards of Restricted Stock Units and Other Stock Based Awards that may be granted under the Plan during any calendar year to any one Participant (other than a Non-Employee Director) shall be 500,000 (where the number of shares earned is dependent on the level of attainment of Performance Goals under a Performance Award, the number of shares counted shall be the number that may be earned at maximum performance); (C) the maximum amount of a Cash Award that may be paid pursuant to Section 11 in any calendar year to any Participant (other than a Non-Employee Director) shall be $3,000,000.
(ii)Non-Employee Directors. In any director year (as described below), no Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for his or her service as a Non-Employee Director during such director year, exceed an aggregate value of $750,000 (with value of each equity award based on its grant date fair value, determined in accordance with U.S. generally accepted accounting principles). Any cash compensation paid or Awards granted to an individual for his or her service as an Employee, or for his or her services as a Consultant (other than a Non-Employee Director), will not count for purposes of the limitation under this Section. For purposes of the foregoing, a “director year” shall mean the approximate one-year period beginning on the date of a regular annual meeting of the Company’s stockholders and ending on the date of the next regular annual meeting of the Company’s stockholders.
c.Returned Shares. Any shares of Common Stock subject to an outstanding Award or any portion thereof granted under the Plan will be returned to the Share Reserve and will be available for issuance in connection with subsequent Awards under the Plan to the extent such shares (or the Awards covering such shares) (i) are cancelled, forfeited or settled in cash; (ii) expire by their terms at any time; or (iii) are reacquired by the Company pursuant to a forfeiture provision. Notwithstanding the foregoing, shares subject to an Award shall not again be made available for issuance under the Plan if such shares are surrendered or tendered to pay the Exercise Price or Base Price of such Award or any tax withholding obligation arising in connection with vesting, exercise or settlement of such Award.
d.Adjustments for Changes in Common Stock, Etc. In the event of any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other any relevant change affecting the capitalization of the Company, the Committee shall, in the manner that it, in its sole discretion, determines is appropriate, cause an equitable adjustment or substitution to be made to (i) the maximum number of shares (or other securities or rights) reserved for issuance and future grant from the Share Reserve, (ii) the individual award limits set forth in Section 4(b), (iii) the number and kind of shares (or other securities or rights) subject to then outstanding Awards, (iv) the Exercise Price or Base Price with respect to any Option or Stock Appreciation Right, (v) the Performance Goals applicable to any Award and (vi) any other terms of an Award that are affected by the event. Any such actions shall be taken by the Company in good faith so as to substantially preserve the value, rights and benefits of any affected Awards. In the case of adjustments made pursuant to this Section 4(d), unless the Committee specifically determines that such adjustment is in the best interests of the Company or Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 4(d) will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code, and in the case of Non-Qualified Options and Stock Appreciation Rights, ensure that any adjustments under this Section 4(d) will not constitute a modification of such Non-Qualified Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 4(d) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In addition, in connection with any of the events described above, the Committee, in its sole discretion, and subject to compliance with Section 409A of the Code may provide that each Award then-outstanding shall terminate in exchange for an equitable payment as determined by the Committee in good faith, which, in the case of Options and Stock Appreciation Rights, may include a cash payment to the extent of the excess, if any, of the then-Fair Market Value of a share of Common Stock subject to the Award, over the Exercise Price or Base Price per share of Common Stock subject to the Award, and in the event that there is no such excess, a payment of zero.
e.Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines after the Effective Date (“Substitute Awards”). To the extent permitted by Applicable Law, shares of Common Stock subject to Substitute Awards shall not be counted against the Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the share limit applicable to Incentive Stock Options. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
5.Eligibility and Awards.
a.Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan in accordance with the Committee’s authority under Section 3. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.
b.Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3 and other terms of the Plan. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.
c.Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth (as applicable) the number of shares of Common Stock, units or other rights subject to the Award, the Exercise Price, Base Price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable, settled or payable, the term of the Award and any Performance Goals applicable to the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.
6.Option Awards.
a.Grant of Options. An Award of an Option may be granted to any Eligible Person selected by the Committee and shall be evidenced by an Award Agreement setting forth the Exercise Price, the term of the Option, the number of shares of Common Stock to which the Option relates, any conditions to the exercise or vesting of all or a portion of the Option and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Option. In no event shall an Incentive Stock Option be granted to an individual who is not an employee of the Company or of a “subsidiary corporation” or a “parent corporation,” whether now or hereafter existing, as such terms are defined in Section 424(f) of the Code. To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option may first become exercisable by a Participant in any one calendar year under the Plan exceeds $100,000, the Option or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Options. The Company shall have no liability to any Participant, or to any other Person, if an Option (or any portion thereof) that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option at any time or if an Option (or any portion thereof) is determined to constitute “nonqualified deferred compensation” under Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.
b.Exercise Price. The Exercise Price with respect to shares of Common Stock subject to an Option shall be determined by the Committee in its sole discretion, provided, however, that the Exercise Price per share shall not be less than 100% (or 110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value of a share of Common Stock on the Grant Date of such Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, and a Non-Qualified Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.
c.Term of Option. The Committee shall determine and set forth in an Award Agreement the term during which an Option may be exercised, provided that in no event shall any Option have a maximum term greater than ten years from the Grant Date (except that the maximum term of an Incentive Stock Option granted to a Ten Percent Stockholder shall be no more than five years from the Grant Date), or such shorter period as set forth in the Award Agreement. Each Option shall terminate, cease to be exercisable and be forfeited not later than the end of the maximum term specified in the Award Agreement pertaining to the Option.
d.Vesting and Exercisability of Options. The Committee shall, in its sole discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable. The Committee may condition the vesting and/or exercisability upon the passage of time (e.g., subject to the Participant’s continued Service for specified period) and/or the occurrence of any other event or condition that is established by the Committee and set forth in the Award Agreement. The Committee may, in its sole discretion, provide, in an Award Agreement or other agreement between a Participant and the Company, for the acceleration of vesting and/or exercisability of any Option upon a Participant’s termination of Service under specified circumstances or upon the occurrence of other specified events or conditions. To the extent the vesting requirements of an Option are not satisfied, the Option shall be forfeited. In no event may any Option be exercised for a fraction of a share of Common Stock.
e.Termination of Service.
(i)General. Except as otherwise provided in the applicable Award Agreement or other individual written agreement between the Participant and the Company, if a Participant’s Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Option was vested and the Participant was entitled to exercise such Option as of the date of the termination of Service) within the period of time ending on the earlier of (A) 90 days following the termination of the Participant’s Service, and (B) the expiration of the term of the Option as set forth in the Plan or Award Agreement. If, after termination of Service, the Participant does not exercise his or her Option within the applicable time frame, the Option will terminate.
(ii)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other individual written agreement between the Participant and the Company, if a Participant’s Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Option was vested and the Participant was entitled to exercise such Option as of the date of termination of Service), but only within such period of time ending on the earlier of (A) the date 12 months following such termination of Service, and (B) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination of Service, the Participant does not exercise his or her Option within the applicable time frame, the Option will terminate.
(iii)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other individual written agreement between the Participant and the Company, if (A) a Participant’s Service terminates as a result of the Participant’s death, or (B) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Service for a reason other than death, then the Option may be exercised (to the extent the Option was vested and the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (A) the date 12 months following the date of death, and (B) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the applicable time frame, the Option will terminate.
(iv)Termination for Cause. Except as provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company and a Participant, if a Participant’s Service is terminated by the Company or any Affiliate for Cause, each Option, whether vested or unvested, that is held by such Participant shall terminate, cease to be exercisable/payable and be forfeited as of the date of such termination of Service.
f.Exercise of Options; Payment.
(i)Notice of Exercise. Subject to vesting, exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, in whole or in part, by a Participant only by delivery of written notice (in the form prescribed by the Committee) to the Company specifying the number of shares of Common Stock to be purchased. An Option may not be exercised after it is forfeited or otherwise terminated.
(ii)Payment of Exercise Price. The aggregate Exercise Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods: (A) cash or a certified or bank cashier’s check; (B) if and upon the terms approved by the Committee in its sole discretion, by delivery to the Company of previously owned and vested shares of Common Stock, duly endorsed for transfer to the Company, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price due for the number of shares being acquired pursuant to such exercise, (C) if and upon the terms approved by the Committee in its sole discretion, through the withholding by the Company of shares of Common Stock otherwise to be received, with such withheld shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price due for the number of shares being acquired; (D) a “cashless” exercise program established with a broker; (E) by any combination of such methods of payment, or (F) any other method approved by the Committee in its sole discretion. Unless otherwise specifically provided in the Option, the Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period the Common Stock is publicly traded, an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited. The Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of shares of Common Stock as payment of the aggregate Exercise Price.
g.Disqualifying Disposition with respect to Incentive Stock Option. If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of (i) two years from the Grant Date of such Option, or (ii) one year from the date of the transfer of shares to the Participant pursuant to the exercise of such Option, or in any other “disqualifying disposition” within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Affiliate) thereupon has a tax withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or such Affiliate) is required to pay as a result of the disqualifying disposition.
7.Stock Appreciation Rights
a.Grant of Stock Appreciation Rights. An Award of a Stock Appreciation Right may be granted to any Eligible Person selected by the Committee and shall be evidenced by an Award Agreement setting forth the Base Price, the term of the Stock Appreciation Right, the number of shares of Common Stock to which the Stock Appreciation Right relates, any conditions to the exercise of all or a portion of the Stock Appreciation Right and such other terms and conditions as the Committee, in its sole discretion, shall determine. A Stock Appreciation Right may, in the sole discretion of the Committee, be granted in tandem with an Option, and in such event, shall (i) have a Base Price per share equal to the per share Exercise Price of the Option, (ii) be vested and exercisable at the same time or times that a related Option is vested and exercisable, and (iii) expire no later than the time at which the related Option expires.
b.Benefits Upon Exercise. Subject to such terms and conditions as specified in an Award Agreement, a Stock Appreciation Right shall entitle the Participant to receive a payment, upon exercise or other settlement of the Stock Appreciation Right, of an amount determined by multiplying (i) the excess of the Fair Market Value of each share of Common Stock covered by the Stock Appreciation Right on the date of exercise or settlement of the Stock Appreciation Right over the Base Price per share of Common Stock covered by the Stock Appreciation Right, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is exercised or settled. Such payment may be in cash, in shares of Common Stock (with or without restriction as to substantial risk of forfeiture and transferability, as determined by the Company in its sole discretion) valued at their Fair Market Value on the date of exercise or other settlement, or in any combination, as the Committee shall determine in the Award Agreement. Upon exercise of a tandem Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a tandem Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of Shares of Common Stock for which such Option has been exercised.
c.Base Price. The Base Price per share of Common Stock subject to a Stock Appreciation Right shall be determined by the Committee in its sole discretion, provided, however, that the Base Price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date of such Stock Appreciation Right.
d.Term of Stock Appreciation Right. The Committee shall determine and set forth in an Award Agreement the term during which a vested Stock Appreciation Right may be exercised or settled, provided that in no event shall any Stock Appreciation Right have a maximum term greater than 10 years from the Grant Date, or such shorter period as set forth in the Award Agreement. Each Stock Appreciation Right shall terminate, cease to be exercisable/payable and be forfeited, not later than the end of the maximum term specified in the Agreement pertaining to the Stock Appreciation Right.
e.Vesting and Exercisability of Stock Appreciation Rights. The Committee shall, in its sole discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested, exercisable and/or settled. The Committee may condition the vesting and/or exercisability upon the passage of time (e.g., subject to the Participant’s continued Service for a specified period) and/or the occurrence of any other event or condition that is established by the Committee and set forth in the Award Agreement. The Committee may, in its sole discretion, provide, in an Award Agreement or other written agreement between a Participant and the Company, for the acceleration of vesting and/or exercisability of any Stock Appreciation Right upon a Participant’s termination of Service under specified circumstances or upon the occurrence of other specified events or conditions. To the extent the vesting requirements of a Stock Appreciation Right are not satisfied, the Stock Appreciation Right shall be forfeited.
f.Notice of Exercise. Subject to vesting, exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, a Stock Appreciation Right may be exercised, in whole or in part, by a Participant only by delivery of written notice (in the form prescribed by the Committee) to the Company specifying the number of shares of Common Stock with respect to which the exercise applies. A Stock Appreciation Right may not be exercised after it is forfeited or otherwise terminated.
g.Termination of Service. The same rules of Section 6(e) that apply to Options regarding termination of Service shall also apply to Stock Appreciation Rights.
8.Restricted Stock Awards.
a.Grant of Restricted Stock. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee and shall be evidenced by an Award Agreement setting forth the number of shares of Common Stock subject to the Restricted Stock Award, the payment (if any) required for such shares, the vesting restrictions applicable to such shares and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee may require that certificates representing the shares of Common Stock issued pursuant to a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing such shares will remain in the physical custody of the Company or an escrow holder until all restrictions are removed or have expired. The Committee may also require the Participant to execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate blank stock power with respect to the shares of Common Stock covered by such agreement. If a Participant fails to execute an agreement evidencing a Restricted Stock Award and, if applicable, an escrow agreement and stock power, the Award shall be null and void.
b.Vesting of Restricted Stock Awards. The Committee shall, in its sole discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, a Restricted Stock Award shall vest. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The Committee may condition the vesting upon the passage of time (e.g., subject to the Participant’s continued Service for a specified period) and/or the occurrence of any other event or condition that is established by the Committee and set forth in the Award Agreement. The Committee may, in its sole discretion, provide, in an Award Agreement or other agreement between a Participant and the Company, for the acceleration of vesting of a Restricted Stock Award upon a Participant’s termination of Service under specified circumstances or upon the occurrence of other specified events or conditions. If the vesting requirements applicable to a Restricted Stock Award are not satisfied, the shares subject to the Award shall automatically be forfeited, the Participant shall assign, transfer, and deliver any certificates evidencing ownership of such shares to the Company, and the Participant shall cease for all purposes to be a stockholder with respect to such shares. If the Participant paid for such forfeited shares in cash or other tangible consideration, then, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) the amount originally paid by the Participant for such shares and (ii) the Fair Market Value of such shares on the date of forfeiture. Without limiting Section 8(a), by acceptance of a Restricted Stock Award, the Participant shall be deemed to appoint, and does so appoint by execution of the Award Agreement, the Company and each of its authorized representatives as the Participant’s attorneys-in-fact to effect the transfer of forfeited shares subject to the Restricted Stock Award.
c.Nontransferability. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge unless and until (i) the vesting conditions applicable to the Award have been achieved, and (ii) the other restrictions on transferability applicable to Common Stock set forth in the Plan, the Award Agreement or otherwise have been satisfied.
d.Rights as a Stockholder. Subject to the foregoing provisions of this Section 8 and, unless otherwise stated in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder with respect to shares of Common Stock granted to the Participant under a Restricted Stock Award, including the right to vote such shares and the right to receive dividends and distributions with respect such shares. However, unless provided otherwise in an Award Agreement, all cash and stock dividends and distributions shall be held back by the Company for the Participant’s account until such time as the related portion of the Restricted Stock Award vests (at which time such dividends or distributions, as applicable, shall be released and paid) and if such related portion of the Restricted Stock Award is forfeited, such dividends or distributions, as applicable, will be forfeited.
e.Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the date of grant of the Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
9.Restricted Stock Unit Awards.
a.Grant of Restricted Stock Units. An Award of hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock may be granted to any Eligible Person selected by the Committee and shall be evidenced by an Award Agreement setting forth the number of shares of Restricted Stock Units subject to the Award, the vesting and/or earnings conditions applicable to the Restricted Stock Units, the timing for settlement of the Restricted Stock Units and such other terms and conditions as the Committee, in its sole discretion, shall determine. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

b.Vesting of Restricted Stock Units. The Committee shall, in its sole discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, Restricted Stock Units shall vest and/or be settled. The Committee may condition the vesting upon the passage of time (e.g., subject to the Participant’s continued Service as of a specified date) and/or the occurrence of any other event or condition that is established by the Committee and set forth in the Award Agreement. The Committee may, in its sole discretion, provide, in an Award Agreement or other agreement between a Participant and the Company, for the acceleration of vesting of any Restricted Stock Units upon a Participant’s termination of Service under specified circumstances or upon the occurrence of other specified events or conditions. If the vesting requirements applicable to Restricted Stock Units are not satisfied, such units shall automatically be forfeited.
c.Dividend Equivalent Rights. The Committee may permit Participants holding Restricted Stock Units to receive Dividend Equivalent Rights on outstanding Restricted Stock Units if dividends are paid to stockholders on shares of Common Stock. If so permitted by the Committee, such Dividend Equivalent Rights may be paid in cash or shares of Common Stock (in the sole discretion of the Committee), and will be payable to the Participant upon settlement of the Restricted Stock Units to which the Dividend Equivalent Rights relate and, to the extent such Restricted Stock Units are forfeited, the Participant shall have no right to payment in respect of the Dividend Equivalent Rights. If the Committee permits Dividend Equivalent Rights to be made on Restricted Stock Units, the terms and conditions for such Dividend Equivalent Rights will be set forth in the applicable Award Agreement.
d.Settlement. At the time of settlement of a vested Restricted Stock Unit (which may be upon or following vesting of the Award, as set forth in the Award Agreement), the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit and cash equal to any Dividend Equivalents credited with respect to each such vested Restricted Stock Unit and any interest thereon (or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for vested Restricted Stock Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Stock Unit vested (or specified deferred settlement date, if later).
10.Performance Awards.
a.Types of Performance Awards. In the discretion of the Committee, a Performance Award may be granted to any Eligible Person as an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award or Cash Award.
b.Terms of Performance Awards. Performance Awards will be based on the attainment of Performance Goals that are established by the Committee for the relevant Performance Period. Prior to the grant of any Performance Award, the Committee will determine and each Award Agreement shall set forth the terms of each Performance Award, including, without limitation: (i) the nature, length and starting date of any Performance Period; (ii) the Performance Goals that shall be used to determine the time and extent to which a Performance Award has been earned; (iii) amount of any cash bonus, or the number of shares of Common Stock deemed subject to a Performance Award, and (iv) the effect of a termination of Participant’s Service on a Performance Award. Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and Performance Goals. A Performance Award may but need not require the Participant’s completion of a specified period of Service.
c.Determination of Achievement. The Committee shall determine the extent to which a Performance Award has been earned in its sole discretion, including the extent to which Performance Goals have been attained, and the degree of achievement between minimum and maximum levels. The Committee may reduce or waive any criteria with respect to a Performance Goal, or adjust a Performance Goal (or method of calculating the attainment of a Performance Goal) to take into account unanticipated events, including changes in law and accounting or tax rules, as the Committee deems necessary or appropriate, or to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. The Committee may also adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals in its sole discretion, subject to any limitations contained in the Award Agreement and compliance with Applicable Law.

11.Other Stock-Based Awards and Cash Awards.
a.Other Stock-Based Awards. The Committee may grant, either alone or in tandem with other Awards, to any Eligible Person an Other Stock-Based Award that is payable in, valued in whole or in part by reference to, or otherwise based or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded as a bonus or other compensation which are issued without restrictions on transfer and other incidents of ownership and free from forfeiture conditions (other than those that generally apply to shares of Common Stock under the Plan). An Other Stock-Based Award shall be evidenced by an Award Agreement setting forth the number of shares of Common Stock subject to the Award, any payment required for such Award, any vesting conditions applicable to the Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.
b.Cash Awards. The Committee may grant, to any Eligible Person, a Cash Award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals and/or such other terms as the Committee may determine (“Cash Award”). A Cash Award may also require the completion of a specified period of Service. The degree to which Performance Goals applicable to a Cash Award have been attained will be conclusively determined by the Committee, in its sole discretion. The Committee may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Committee may specify, to be paid in whole or in part in cash or other property.
12.Forfeiture Events
a.General. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, without limitation, a termination of Service for Cause and/or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is materially detrimental to the business or reputation of the Company. The Committee shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause, the Committee may, subject to compliance with Applicable Law, suspend the Participant’s rights to exercise any Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for Cause.
b.Right of Recapture. Unless otherwise provided in an Award Agreement, if at any time within 1 year after the date on which a Participant exercises an Option or Stock Appreciation Right or on which an another Award vests or becomes payable, or on which income otherwise is realized by a Participant in connection with an Award,
(i)a Participant’s Service is terminated for Cause, or
(ii)the Committee determines in its sole discretion either that, (A) while in Service, the Participant had engaged in an act which would have warranted termination for Cause, or (B) after termination of Service for any reason, the Participant has engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company, or any Affiliate, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Committee. Such gain shall be determined as of the date on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement), subject to compliance with Section 409A of the Code and other Applicable Law. The foregoing shall apply in addition to any other relief available to the Company or any of its Affiliates at law or otherwise and without limiting the ability of the Company or any of its Affiliates to pursue the same.
c.Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement or compensation clawback policy as the

Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company or any Affiliate. Without limiting the generality of the foregoing, any such clawback policy of the Company, whether required by applicable listing standards or law, or otherwise adopted by the Board in its discretion, may provide that if a Participant, regardless of his or her position with the Company, receives compensation pursuant to an Award under the Plan based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement. By accepting an Award hereunder, the Participant acknowledges and agrees that any such policy shall apply to such Award, and all compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of such policy. Although not required to give effect to the provisions of this Section 12(c), the Committee may, as it deems appropriate, amend the Plan to reflect the terms of any such policy.
13.Change in Control. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, outstanding Awards under the Plan shall be subject to the agreement pursuant to which the Change in Control takes place (or to such treatment as the Committee otherwise determines), which need not treat all outstanding Awards or Participants in an identical manner. Such agreement (or other treatment), without the Participant’s consent, may provide for one or more of the following with respect to Awards outstanding as of or immediately prior to the effective date of the Change in Control:
a.The continuation of any outstanding Awards by the Company (if the Company is the surviving entity);
b.The assumption of any outstanding Awards by the acquirer or surviving entity or its parent or subsidiary in a manner that complies with Sections 424(a) and 409A of the Code (as applicable), or the substitution by the successor or acquiring entity or its parent or subsidiary of equivalent awards with substantially the same terms for such outstanding Award in a manner that complies with Sections 424(a) and 409A of the Code (as applicable);
c.Full or partial acceleration of vesting and/or, if applicable, exercisability, of any Awards, and, in the case of Options or Stock Appreciation Rights, followed by the cancellation of such Options or Stock Appreciation Rights, if not exercised within a time period prior to the Change in Control, as specified by the Committee. The full or partial exercisability of such Awards and full or partial vesting of any Awards may be contingent on the closing of such Change in Control. Any exercise of Options or Stock Appreciation Rights during such period may be contingent on the closing of such Change in Control;
d.With respect to Performance Awards, the cessation, upon the date of the Change in Control, of any incomplete Performance Periods applicable to such Awards, with the Committee determining the extent to which the Performance Goals applicable to such Awards have been attained as of the date of the Change in Control based on such audited or unaudited financial information then available as the Committee deems appropriate, and partial or full payment to the Participant in respect of such Awards based on such determination by the Committee, or, if not determinable, with the assumption that the applicable “target” level of performance has been attained, or on such other basis determined by the Committee;
e.The settlement of Awards (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a fair market value (as determined by the Committee) equal to the required amount provided in the agreement pursuant to which the Change in Control occurs, followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Committee in its sole discretion. Subject to compliance with Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continuous Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this paragraph, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security. Further, subject to compliance with Section 409A of the Code, the Participant may be required to bear his or her pro rata share of any post-closing indemnity obligations with respect to the Award and settlement of the Award may be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the holders of Common Stock. Without limitation of the foregoing, in the case of Options and/or Stock Appreciation Rights, such settlement may, at the discretion of the Committee, include payment to one or more Participants holding such Options or Stock Appreciation Rights equal to the excess, if any, of (i) the Fair Market Value of the shares subject to each such Option or Stock Appreciation Right (whether or not such Option or Stock Appreciation Right is then vested or exercisable) as of the closing date of such Change in Control over (ii) aggregate Exercise Price or Base Price of such Option or Stock Appreciation Right. With respect to any or every Option or Stock Appreciation Right that has a per share Exercise Price or Base Price that equals or exceeds the Fair Market Value per share of Common Stock as of the closing of the Change in Control, the Committee, in its discretion, may provide for the cancellation of such Option or Stock Appreciation Right without any payment to the Participant therefor; and/or
f.The cancellation of unvested Awards (or portion thereof) in exchange for no consideration. Unless otherwise determined by the Committee and evidenced in an Award Agreement (or as otherwise determined by the Committee), in the event of a Change in Control and either (i) an outstanding Award is not assumed or substituted in connection with the Change in Control, or (ii) an outstanding Award is assumed or substituted in connection therewith but the Participant’s Service is terminated by the Company (or its successor or affiliate) without Cause within twelve (12) months after the Change in Control, then: (A) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable, and (B) the restrictions (including exercise restrictions), deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted will lapse and such Award will be deemed fully vested, and any performance conditions on the Award will be deemed achieved based on actual performance levels as determined by the Committee. For purposes of the preceding sentence, an Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Common Stock, the award instead confers the right to receive, or otherwise relates to, common stock of the acquiring or surviving entity (with adjustment to such number of shares subject to the Award as determined by the Committee). For the avoidance of doubt, the Committee may accelerate the vesting of or waive restrictions on awards in whole or in part at any time, for any reason (subject to compliance with Section 409A of the Code, to the extent applicable to the Award).
14.General Provisions
a.Additional Documentation. The Company may, at any time, require a Participant to execute any additional documents or instruments necessary or desirable, as determined by the Committee, to carry out the purposes or intent of any Award and/or to facilitate compliance with securities, tax and/or other regulatory requirements. Any such additional documents or instructions may, but need not be, appended to an Award Agreement.
b.Restrictions on Transfer of Awards. Except as expressly provided in the Plan or an applicable Award Agreement, or otherwise determined by the Committee, no Participant may sell, transfer, assign, pledge, donate or otherwise dispose of (including any transfer by operation of law or involuntary transfer) Awards or any interest therein for any reason during the Participant’s lifetime, and any attempt to do so shall be void and shall result in the relevant Award being forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Participant during his or her lifetime, but such Awards shall be transferable only to the extent specifically provided in such Participant’s Award Agreement. In the event of the death of a Participant, an Award may be transferred by will or the laws of descent or distribution. The transferee of the Participant shall, in all cases, be subject to the provisions of the Award Agreement and the terms and conditions of this Plan. Unless otherwise determined by the Committee, an Option or Stock Appreciation Right may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative.
c.Rights as a Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities (except for any Dividend Equivalent Rights permitted by an applicable Award Agreement). Except as otherwise provided for in the Plan or an Award Agreement, after shares of Common Stock are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive dividends or other distributions.
d.Prohibition Against Exchange and Buyout of Awards. Notwithstanding any provision of the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, a Change in Control or any transaction or event described in Section 4(d)), the Committee shall not, without the approval of the Company’s stockholders, (i) reduce the Exercise Price of an Option or reduce the Base Price of a Stock Appreciation

Right after it is granted, (ii) cancel any outstanding Option or Stock Appreciation Right in exchange for another Award, or Option or Stock Appreciation Right with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price or Base Price of the original Option or Stock Appreciation Right, (iii) cancel an outstanding Option or Stock Appreciation Right when the Exercise Price or Base Price, as applicable, exceeds the Fair Market Value of a share of the Common Stock in exchange for cash or other securities, or (iv) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Common Stock is traded. Any amendment or repeal of this Section 14(d) shall require the approval of the stockholders of the Company.
e.Deferrals of Payment. To the extent permitted by Applicable Law, the Committee, in its sole discretion, may determine that the delivery of shares of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award shall or may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants (or deferred settlement or payment required by the Committee) will be made in accordance with Section 409A of the Code, if applicable, and any other Applicable Law.
f.Acceleration of Exercisability and Vesting. The Committee shall have the power and authority to accelerate the time at which an Award or any part thereof may be exercised or the time at which an Award or any part thereof will vest, notwithstanding the provisions in the Award stating the time at which an award may be exercised or the time at which it will vest. Any such acceleration shall be subject to compliance with Section 409A of the Code, to the extent applicable to the Award.
g.Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., Exercise Price, Base Price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
h.Securities Law Compliance.
(i)General. No shares of Common Stock shall be purchased, sold or otherwise issued pursuant to any Award unless and until (A) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Committee and its counsel and (B) if required to do so by the Committee, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require in its sole discretion.
(ii)Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this subsection, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
i.Tax Withholding. All Awards (including the issuance or vesting of shares or payment of cash pursuant to an Award) shall be subject to all applicable tax withholding. Prior to the delivery of any shares of Common Stock or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company will have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes, non-U.S. taxes, or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award. The Committee, or its delegate(s), as permitted by Applicable Law, in its sole discretion and pursuant to such procedures as it may specify from time to time and subject to limitations of Applicable Law, may require or permit a Participant to satisfy any applicable tax withholding obligations, in whole or in part by (without limitation) (A) requiring the Participant to make a cash payment, (B) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or any Affiliate; (C) withholding from the shares of Common Stock otherwise issuable pursuant to an Award; (D) permitting the Participant to deliver to the Company already-owned shares of Common Stock, (E) withholding from the proceeds of the sale of otherwise deliverable shares of Common Stock acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company or (F) such other means as the Committee shall deem appropriate.
j.Section 409A Compliance. It is intended that this Plan and any Awards will comply with, or avoid application of, the provisions of Section 409A of the Code, and they shall be interpreted and construed on a basis consistent with that intent. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “nonqualified deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum (without interest) on the day after such six month period elapses, with the balance paid thereafter on the original schedule. Notwithstanding the foregoing, the Company and its Affiliates and their respective employees, officers and directors shall have no liability whatsoever to a Participant nor any other Person (i) if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant, or (ii) in respect of any decision to take action to attempt to comply with Section 409A of the Code, any omission to take such action or for the failure of any action taken by the Company to so comply. Notwithstanding the foregoing, in the sole discretion of the Committee, the Company may, but is under no obligation to, agree to pay all or a portion of the individual tax liability of one or more Participants whose awards do not satisfy the conditions for exemption under Section 409A of the Code.
k.No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise any Participant of a pending termination or expiration of any Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of any Award.
l.Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. The Plan is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be interpreted accordingly.
m.Stop Transfer Orders. All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
n.Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any of its Affiliates, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any of its Affiliates. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
o.Plan Binding on Transferees. The Plan shall be binding upon the Company, its successors, transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.
p.Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the enforceability of this Plan in any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
q.Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Affiliates operate or have Employees or other Eligible Persons, the Committee, in its sole discretion, will have the power and authority to: (i) determine which Affiliates will be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications will increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions under the Plan, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
r.No Continued Service Rights. Neither the Plan nor any Award granted hereunder shall confer on any Participant any right to continuation of the Participant’s employment or other service relationship with the Company or its Affiliates, nor shall it interfere in any way with such Participant’s right or the right of the Company or its Affiliates to terminate such relationship, with or without Cause.
s.Governing Law. All issues concerning this Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
t.Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
15.Amendment and Termination.
a.Amendment. The Board at any time, and from time to time, may amend the Plan in any respect that it deems necessary or advisable, subject to the limitations of Applicable Law and this Section 15. If required by Applicable Law, the Company will seek stockholder approval of any amendment of the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan (except as provided in Section 4(d) relating to adjustments upon changes in Common Stock), (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan, (iv) materially reduces the price at which Common Stock may be issued or purchased under the Plan, (v) materially extends the term of the Plan, (vi) materially expands the types of Awards available for issuance under the Plan, or (vii) as otherwise required by Applicable Law. The Committee at any time, and from time to time, may amend the terms of any one or more Awards, subject to the limitations of this Section 15.
b.Termination. The Plan shall terminate automatically on the 10th anniversary of the Effective Date. The Board at any earlier time may suspend or terminate the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Awards previously granted may extend beyond suspension or termination of the Plan. Termination of the Plan shall not affect the Board’s or the Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted or awarded under the Plan prior to the date of such termination.
c.No Impairment. No amendment, suspension or termination of the Plan or any Award pursuant to this Section 15 may materially impair a Participant’s rights under any outstanding Award, except with the written consent of the affected Participant or as may otherwise be expressly permitted in the Plan. Notwithstanding the foregoing, subject to the limitations of Applicable Law, if any, the Committee may amend the terms of any one or more Awards without the affected Participant’s consent (i) to maintain the qualified status of the Award as an Incentive Stock Option under

Section 422 of the Code; (ii) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (iii) to facilitate compliance with other Applicable Laws.

Appendix B
DELCATH SYSTEMS, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
The purpose of the Delcath Systems, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Delcath Systems, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent. Subject to adjustment pursuant to Section 17(a), the shares of Common Stock that may be sold pursuant to the Plan shall not exceed in the aggregate 560,295 shares of Common Stock.
(As subsequently amended by the Board of Directors on February 7, 2025, subject to stockholder approval)
1.Administration. The Plan is administered by the person or persons appointed by the Company’s Board of Directors (the “Board”) for such purpose or, in the event of no such appointment, the Compensation and Stock Option Committee of the Board (the “Administrator”). The Administrator has authority at any time to: (a) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (b) interpret the terms and provisions of the Plan; (c) make all determinations it deems advisable for the administration of the Plan; (d) decide all disputes arising in connection with the Plan; (e) generally, to exercise such powers and to perform such acts as set forth in the Plan and to exercise such other powers and to perform such other acts as it deems necessary or expedient to promote the best interests of the Company and its affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” under Section 423(b) of the Code; and (f) to adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by employees of the Company or any Designated Subsidiary who are foreign nationals or employed or located outside the United States. All interpretations and decisions of the Administrator shall be final, binding and conclusive on all persons, including the Company and the Participants. No member of the Board or the Administrator or any other individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2.Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (each, an “Offering”). Any Offering may, as determined by the Administrator, consist of one or more periods of time specified in the Offering beginning on the first day of the Offering or on the next day following an Exercise Date (as defined in Section 8) within an Offering and ending on the next-following Exercise Date (each, a “Purchase Period”). The Administrator shall designate the duration, frequency, and start and end dates of each Offering (which may overlap with another Offering) and the number and duration of Purchase Periods within an Offering, provided that no Offering shall exceed twenty-seven (27) months. The Administrator shall have the authority to set such other terms of each Offering, consistent with the Plan, and subject to compliance with the requirement of Section 423(b)(5) of the Code that all employees granted the right to purchase shares of Common Stock pursuant to the any Offering shall have the same rights and privileges. The provisions of separate Offerings need not be identical. The Administrator may, in its sole discretion, structure an Offering so that if the Fair Market Value of the Common Stock on the first day of a new Purchase Period within the period of such Offering is less than or equal to the Fair Market Value of the Common Stock on the Offering Date, then (i) that Offering will terminate immediately (after giving effect to the exercise and purchase of shares of Common Stock for the Purchase Period within such Offering that just ended), and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first day of the new Purchase Period.
3.Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they have completed at least 30 days of employment, and further provided that, unless otherwise specified in an Offering, employees whose customary employment is 20 hours or less per week shall not be eligible. Notwithstanding any other provision herein, individuals who are not contemporaneously (with the first day of the applicable Offering) classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. The exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in the Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
4.Participation.
(a)Enrollment. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form (which may be in written or electronic form) to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such means, at such place or by such other deadline as shall be established by the Administrator for the Offering). The enrollment form will (a) state a whole percentage or the amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains an eligible employee.
(b)Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.Employee Contributions. Each eligible employee may authorize payroll deductions in either a dollar amount or as a percentage of Compensation, and subject to such minimums and maximums, as determined by the Administrator and set forth in the Offering or enrollment form applicable to such Offering. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.
6.Deduction Changes. Except as provided in Section 7, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
7.Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund all payroll deductions accumulated on behalf of such Participant under the Plan that have not been used to purchase shares of Common Stock (without interest) as soon as administratively practicable. Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (or, where there are multiple Purchase Periods within the period of an Offering, the last day of a Purchase Period) (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Common Stock on the Exercise Date, or (b) the maximum number of shares as shall be established by the Administrator in advance of and set forth in the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will not be lower than the lesser of 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other “employee stock purchase plan” (under Section 423(b) of the Code) of the Company and its Parents and Subsidiaries (which, for the avoidance of doubt, does not include the Company’s 2020 Omnibus Equity Incentive Plan), to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
1.Exercise of Option and Purchase of Shares. The Option of each employee who continues to be a Participant in the Plan on the Exercise Date shall be automatically exercised on such date and he or she shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; if the amount remaining in the Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the Exercise Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest. If any Option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Option shall again become available for issuance under the Plan.
2.Issuance of Common Stock. Shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.
3.Certain Definitions.
The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, incentive or bonus awards, imputed income, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.
The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.
The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the Nasdaq Stock Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
1.Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering (or any Purchase Period within the period of an Offering), no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid (without interest) to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. Notwithstanding the foregoing, an Offering may provide that if a Participant’s employment terminates under specified circumstances other than by the Company for cause (as determined in the sole discretion of the Company), then the Participant will continue to participate in the Offering (or any Purchase Period within the Offering) that ends (and the Exercise Date of which occurs) within three months following the Participant’s termination of employment. An employee will be deemed to have terminated employment, for purposes of this section, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
2.Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.
3.Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her upon an Exercise Date.
4.Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant’s lifetime only by the Participant. Any attempt at transferring rights under the Plan in violation of the foregoing shall be null and void without effect.
5.Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose; the Company shall not be required to segregate any payroll deductions made under the Plan.
6.Adjustment in Case of Changes Affecting Common Stock; Dissolution or Liquidation; Change in Control.
a.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs without the receipt of consideration by the Company, then the Board shall, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Exercise Price per share and the number of shares of Common Stock covered by each outstanding Option under the Plan, and the numerical limits of the preamble hereof and/or in Section 8.
b.Dissolution or Liquidation. Unless otherwise determined by the Administrator, in the event of a proposed dissolution or liquidation of the Company, any Offering then in progress will be shortened by setting a new Exercise Date and the Offering will end immediately prior to the proposed dissolution or liquidation. The new Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Exercise Date, the Administrator will provide each Participant with written notice, which may be in electronic form, of the new Exercise Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 7.
c.Change in Control. In the event of a Change in Control, each outstanding Option may (if approved by the Board) be assumed or an equivalent option substituted by the surviving corporation or the acquiring corporation (or the Parent or Subsidiary of such surviving or acquiring corporation). If such surviving or successor corporation does not (or will not) assume or substitute the Option, the Offering with respect to which the Option relates will be shortened by setting a new Exercise Date on which the Offering will end. The new Exercise Date will occur before the date of such Change in Control and prior to the new Exercise Date, the Administrator will provide each Participant with written notice, which may be in electronic form, of the new Exercise Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 7. For purposes hereof, “Change in Control” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)The consummation of any consolidation or merger of the Company with any other entity, other than a transaction which would result in the voting power of the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such consolidation or merger;
(ii)Any one Person, or more than one Person acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such Person or group, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person or group, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (ii). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;
(iii)A majority of the Company directors is replaced during any 12-month period by Company directors whose appointment or election is not endorsed by a majority of the Company directors prior to the date of the appointment or election; or
(iv)Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iv), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (3) above. For purposes of this subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
1.For purposes of this definition, (i) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof, and (ii) Persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(v)Designation of Beneficiary.
1.A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by the Administrator, which may be electronic.
2.The Participant may change such designation of beneficiary at any time by written notice to the Company, on a form provided by the Administrator, which may be electronic. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(vi)No Continued Service Rights. Neither the Plan nor any right granted under the Plan shall confer on any Participant any right to continuation of the Participant’s employment with the Company or any Designated Subsidiary, nor shall it interfere in any way with the right of the Company or Designated Subsidiary to terminate such employment relationship, with or without cause.
(vii)Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that, without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
(viii)Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings (or previous Purchase Periods within the current Offering) under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
(ix)Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. If the Plan is terminated, the Administrator may elect to terminate all outstanding Offerings either immediately or once shares of Common Stock have been purchased on the next Exercise Date (which may, in the discretion of the Administrator, be accelerated) or permit Offerings to expire in accordance with their terms. If any Offering is terminated before its scheduled expiration, all payroll deductions accumulated on behalf of each Participant under the Plan that have not been used to purchase shares of Common Stock will be returned to each Participant (without interest, except as otherwise required by law) as soon as administratively practicable.
(x)Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock. No Option may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, and the Plan is in material compliance with all applicable federal, state, and foreign laws, and any other securities laws and other laws applicable to the Plan, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed. If on an Exercise Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Option shall be exercised on such Exercise Date, and the Exercise Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Exercise Date shall not be delayed more than twelve (12) months and the Exercise Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Exercise Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Options shall be exercised and all payroll amounts accumulated during the Offering (reduced to the extent, if any, such contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest (unless required by applicable law).
(xi)Governing Law. All issues concerning this Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
(xii)Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
(xiii)Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.
(xiv)Certain Tax Matters.
1.Code Section 409A. Rights granted under the Plan are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii).
2.No Guarantee of Tax Treatment. Although the Company may endeavor to qualify a right granted under the Plan for special tax treatment under the laws of the United States or jurisdictions outside the United States or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan. Neither the Company, any Designated Subsidiary, any other affiliate of the Company, nor any of their respective employees, officers or directors, shall have any liability whatsoever to any Participant or beneficiary thereof in the event rights granted under the Plan do not qualify for special tax treatment under the law of the United States or any other jurisdiction or in the event any adverse tax treatment applies with respect to participation in the Plan.
(xv)Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the Offering Date of the Option pursuant to which such shares were purchased or within one year after the Exercise Date of such Option.
(xvi)Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
(xvii)Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
(xviii)Effective Date and Approval of Shareholders. The Plan shall take effect on the date it is adopted by the Board (and an Offering may commence at any time on or after such date) but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company in accordance with Section 423(b) of the Code within twelve (12) months after the date the Plan is adopted by the Board. If the Plan is not so approved by the stockholders of the Company, all payroll deductions accumulated on behalf of each Participant under the Plan will be returned to each Participant (without interest, except as otherwise required by law) as soon as administratively practicable.

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR" each of the director nominees listed in Proposal 1 and "FOR" Proposals 2, 3, 4, and 5.

Proposal 1. To elect two Class I director nominees.

NOMINEES:	FOR	WITHHOLD
(1) Gerard Michel	☐	☐
(2) Gilad Aharon	☐	☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

VIRTUAL CONTROL NUMBER

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

Note: To conduct any other business properly brought before the meeting or any adjournment thereof.

I plan to attend the meeting virtually ☐

Date

Signature

Signature (if held jointly)

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Delcath Systems, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

As a registered holder, you may vote your shares at the Annual Meeting by first registering at **https://web.viewproxy.com/DCTH/2025** using your Virtual Control Number below. Your registration must be received by 11:59 p.m. Eastern time on May 12, 2025. On the day of the Annual Meeting, if you have properly registered you may log in to the Annual Meeting by clicking on the link provided and entering the password you received via email in your registration confirmations and follow instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled "*Questions and Answers About These Proxy Materials and Voting – How do I attend the Annual Meeting?*" and "*Questions and Answers About These Proxy Materials and Voting – How can I vote?*"

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting.

INTERNET

Vote Your Proxy on the Internet:
Go to www.FCRvote.com/DCTH

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.